UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐         Preliminary Proxy Statement

☐         Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒         Definitive Proxy Statement

☐         Definitive Additional Materials

☐         Soliciting Material Pursuant to § 240.14a-12

VineBrook Homes Trust, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 26, 2023

Dear VineBrook Stockholder:

You are cordially invited to attend the annual meeting of stockholders of VineBrook Homes Trust, Inc. The meeting will be held on Tuesday, June 13, 2023, beginning at 10:00 a.m. Central Time. The annual meeting will be held exclusively through a virtual format. You will not be able to attend the annual meeting in person.

If your shares are held by a financial intermediary (such as a broker-dealer), and you want to participate in, but not vote at the annual meeting, please email AST Fund Solutions, LLC (“AST”) at attendameeting@astfinancial.com, with “VineBrook Meeting” in the subject line and provide your full name, address and proof of ownership as of April 3, 2023 from your financial intermediary. AST will then email you the annual meeting registration link. Please be aware if your shares are held through a financial intermediary, and you wish to vote at the annual meeting, you must first obtain a legal proxy from your financial intermediary. You may forward an email from your financial intermediary containing the legal proxy or attach an image of the legal proxy via email to AST at attendameeting@astfinancial.com and put “VineBrook Legal Proxy” in the subject line. AST will then email you the registration link along with a proxy voting control number.

If you are a stockholder of record and wish to attend and vote at the annual meeting, please send an email to AST at attendameeting@astfinancial.com with “VineBrook Meeting” in the subject line and provide your name and address in the body of the email. AST will then email you the registration link for the annual meeting. If you would like to vote during the annual meeting, you may do so by entering the control number found on your proxy card.

Requests to attend the annual meeting must be received by AST no later than 2:00 p.m. Central Time on June 12, 2023. On the date of the annual meeting, stockholders are encouraged to log on 15 minutes before the meeting start time. Please contact AST at (888) 869-7406 with any questions regarding accessing the annual meeting.

Information about the meeting, nominees for the election of directors and the other matters to be voted on at the meeting is presented in the following notice of annual meeting and proxy statement. We hope that you will plan to virtually attend the annual meeting.

It is important that your shares be represented. Whether or not you plan to virtually attend the meeting, please vote using the internet or telephone procedures described on the proxy card or sign, date and promptly mail a proxy card in the provided pre-addressed, postage‑paid envelope. If you would like to vote during the annual meeting, you may do so by entering the control number found on your proxy card.

Sincerely,

Brian Mitts
President, Chief Financial Officer, Treasurer and Assistant Secretary

VINEBROOK HOMES TRUST, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 13, 2023

The 2023 annual meeting of stockholders of VineBrook Homes Trust, Inc., a Maryland corporation (the “Company”), will be held on June 13, 2023, beginning at 10:00 a.m., Central Time. The annual meeting will be held exclusively through a virtual format. You will not be able to attend the annual meeting in person. The meeting will be held for the following purposes:

1.	to elect eight directors to serve until the 2024 annual meeting of stockholders;

2.	to approve the VineBrook Homes Trust, Inc. 2023 Long Term Incentive Plan;

3.	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023; and

4.	to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Information concerning the matters to be voted upon at the meeting is set forth in the accompanying proxy statement. We have also provided you or made available to you the Company’s 2022 annual report. Holders of record of the Company’s common stock as of the close of business on April 3, 2023 are entitled to notice of, and to vote at, the meeting.

While you will not be able to attend the annual meeting in person, we have structured our virtual annual meeting to provide stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting. To promote fairness and efficient conduct of the meeting, we will respond to no more than two questions from any single stockholder.

If your shares in the Company are held by a financial intermediary (such as a broker-dealer), and you want to participate in, but not vote at the annual meeting, please email AST Fund Solutions, LLC (“AST”) at attendameeting@astfinancial.com, with “VineBrook Meeting” in the subject line and provide your full name, address and proof of ownership as of April 3, 2023 from your financial intermediary. AST will then email you the annual meeting registration link. Please be aware if your shares are held through a financial intermediary, and you wish to vote at the annual meeting, you must first obtain a legal proxy from your financial intermediary. You may forward an email from your financial intermediary containing the legal proxy or attach an image of the legal proxy via email to AST at attendameeting@astfinancial.com and put “VineBrook Legal Proxy” in the subject line. AST will then email you the registration link along with a proxy voting control number.

If you are a stockholder of record of the Company and wish to attend and vote at the annual meeting, please send an email to AST at attendameeting@astfinancial.com with “VineBrook Meeting” in the subject line and provide your name and address in the body of the email. AST will then email to you the registration link for the annual meeting. If you would like to vote during the annual meeting, you may do so by entering the control number found on the enclosed proxy card.

Requests to attend the annual meeting must be received by AST no later than 2:00 p.m. Central Time on June 12, 2023. On the date of the annual meeting, stockholders are encouraged to log on 15 minutes before the meeting start time. Please contact AST at (888) 869-7406 with any questions regarding accessing the annual meeting.

Your vote is very important. Whether or not you plan to virtually attend the meeting, please vote using the internet or telephone procedures described on the proxy card or sign, date and promptly mail a proxy card in the provided pre-addressed, postage-paid envelope. If you would like to vote during the annual meeting, you may do so by entering the control number found on your proxy card.

By order of the Board of Directors,

Brian Mitts
President, Chief Financial Officer, Assistant Secretary and Treasurer

Dallas, Texas

April 26, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2023.

The Company’s Notice of Annual Meeting, Proxy Statement and 2022 Annual Report to Stockholders are available on the internet at www.proxyonline.com.

VINEBROOK HOMES TRUST, INC.
300 CRESCENT COURT, SUITE 700
DALLAS, TEXAS 75201

PROXY STATEMENT

This proxy statement provides information in connection with the solicitation of proxies by the board of directors (the “Board”) of VineBrook Homes Trust, Inc., a Maryland corporation (the “Company”), for use at the Company’s 2023 annual meeting of stockholders or any postponement or adjournment thereof (the “Annual Meeting”). This proxy statement also provides information you will need in order to consider and act upon the matters specified in the accompanying notice of annual meeting. This proxy statement and proxy card are being mailed to stockholders on or about May 3, 2023.

Record holders of the Company’s Class A common stock, par value $0.01 (“common stock”) as of the close of business on April 3, 2023 are entitled to vote at the Annual Meeting. Each record holder of common stock on that date is entitled to one vote at the Annual Meeting for each share of common stock held. As of April 3, 2023, there were 24,769,760 shares of common stock outstanding.

You cannot vote your shares unless you virtually attend the Annual Meeting or you have previously given your proxy. You can vote by proxy in one of three convenient ways:

• by internet: visit the website shown on your proxy card and follow the instructions;

• by telephone: dial the toll-free number shown on your proxy card and follow the instructions; or

• in writing: sign, date, and return a proxy card in the provided pre-addressed, postage paid envelope.

You may revoke your proxy at any time prior to the vote at the Annual Meeting by:

• delivering a written notice revoking your proxy to the Company’s Secretary at the address above;

• delivering a new proxy bearing a date after the date of the proxy being revoked; or

• virtually attending the Annual Meeting and entering the control number found on your proxy card.

Unless revoked as described above, all properly executed proxies will be voted at the Annual Meeting in accordance with your directions on the proxy. If you hold your shares through a broker, bank, trust or other nominee, please refer to the information forwarded by your broker, bank, trust or other nominee for procedures on revoking your proxy. If a properly executed proxy gives no specific instructions, the shares of common stock represented by your proxy will be voted:

• FOR the election of the eight nominees to serve as directors until the 2024 annual meeting of stockholders;

• FOR the approval of the VineBrook Homes Trust, Inc. 2023 Long Term Incentive Plan (the “2023 LTIP”);

• FOR the ratification of the appointment of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for 2023; and

• at the discretion of the proxy holders with regard to any other matter that is properly presented at the Annual Meeting.

If you own shares of common stock held in “street name” and you do not instruct your broker how to vote your shares using the instructions your broker provides you, your shares will be voted in the ratification of the appointment of EY as the Company’s independent registered public accounting firm for 2023, but not for any other proposal. To be sure your shares are voted in the manner you desire, you should instruct your broker on how to vote your shares.

Holders of a majority of the outstanding shares of the Company’s common stock must be present, either in person (virtually) or by proxy, to constitute a quorum necessary to conduct the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

The following table sets forth the voting requirements, whether broker discretionary voting is allowed and the treatment of abstentions and broker non-votes for each of the matters to be voted on at the Annual Meeting.

Proposal	Vote Necessary to Approve Proposal	Broker Discretionary Voting Allowed?	Treatment of Abstentions and Broker Non-Votes
No. 1 – Election of Directors	Plurality (that is, the largest number) of all votes cast (1)	No	Abstentions and broker non-votes are not considered votes cast and will have no effect
No. 2 – Approval of the 2023 LTIP	Affirmative vote of a majority of the votes cast	No	Abstentions and broker non-votes are not considered votes cast and will have no effect
No. 3 – Ratification of the appointment of EY	Affirmative vote of a majority of the votes cast	Yes	Abstentions are not considered votes cast and will have no effect

(1)   Stockholders may vote “FOR” or “WITHHOLD” in the election of directors. Because directors need only be elected by a plurality of the vote, in an uncontested election withhold votes will not affect whether any particular nominee has received sufficient votes to be elected.

Attendance at the Annual Meeting will be limited to stockholders of record and beneficial owners who provide proof of beneficial ownership as of the record date in the manner described in the accompanying notice of annual meeting.

While you will not be able to attend the Annual Meeting in person, we have structured our virtual Annual Meeting to provide stockholders the same rights as if the Annual Meeting were held in person, including the ability to vote shares electronically during the Annual Meeting and ask questions in accordance with the rules of conduct for the meeting. To promote fairness and efficient conduct of the Annual Meeting, we will respond to no more than two questions from any single stockholder.

The Company pays the costs of soliciting proxies. We have engaged American Stock Transfer & Trust Company, LLC (our “Proxy Solicitor”) to serve as our proxy solicitor for the Annual Meeting at a base fee of $3,500 plus reimbursement of reasonable expenses. Our Proxy Solicitor will provide advice relating to the content of solicitation materials, solicit banks, brokers, institutional investors, and hedge funds to determine voting instructions, monitor voting, and deliver executed proxies to our voting tabulator. The Company may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of these proxy materials to the beneficial holders and to request instructions for the execution of proxies. The Company may reimburse these persons for their related expenses. Proxies are solicited to provide all record holders of the Company’s common stock an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting in person.

The Annual Meeting will be held exclusively through a virtual format. Please see the other information herein, including the accompanying notice of annual meeting, about how to access the Annual Meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS

At the Annual Meeting, eight directors will be elected to serve one-year terms expiring at our annual stockholders meeting in 2024 and until their respective successors are duly elected and qualified. This section contains information relating to the eight director nominees. The director nominees were selected by our nominating and corporate governance committee and approved by the Board for submission to the stockholders. The nominees for election are Messrs. Constantino, Dondero, Kavanaugh, Mitts and Sprong, Dr. Laffer, Dr. Swain and Ms. Wood. All eight currently serve as directors. A non-management director initially recommended that the nominating and corporate governance committee consider Dr. Swain as a potential director candidate. Mr. Dondero was nominated by NexPoint Real Estate Advisors V, L.P. (the “Adviser”) pursuant to the terms of an advisory agreement (the “Advisory Agreement”) dated November 1, 2018, subsequently amended and restated on May 4, 2020, and further amended on October 25, 2022 between us and our Adviser.

The Board unanimously recommends a vote FOR the election of each of the nominees.

Nominees to be elected for terms expiring at the Annual Meeting in 2024

Edward Constantino, age 76, has served as a member of our Board since February 2019. Mr. Constantino has also served as a member of the board of directors of NexPoint Residential Trust, Inc. (“NXRT”), a publicly traded multi family real estate investment trust (“REIT”), since March 2015, as a member of the board of directors of NexPoint Real Estate Finance, Inc. (“NREF”), a publicly traded commercial mortgage REIT, since February 2020, a member of the board of directors of NexPoint Homes Trust, Inc. (“NexPoint Homes”), a single family rental REIT since June 2022, and as a member of the board of trustees of NexPoint Diversified Real Estate Trust (“NXDT”) (f/k/a NexPoint Strategic Opportunities Fund), a publicly traded diversified REIT, since March 2020. Mr. Constantino has over 40 years of audit, advisory and tax experience working for two major accounting firms, Arthur Andersen LLP and KPMG LLP (“KPMG”). Mr. Constantino retired from KPMG in late 2009, where he was an audit partner in charge of the firm’s real estate and asset management businesses. Mr. Constantino is, and since 2010 has been, a member of the board of directors of Patriot National Bancorp, Inc. Mr. Constantino has also served as a consultant for the law firm Skadden, Arps, Slate, Meagher & Flom LLP. He is a licensed CPA, a member of the American Institute of Certified Public Accountants and a member of the New York State Society of Public Accountants. He is currently a member of the board of trustees and part of the Finance and Investment Committee at St. Francis College in Brooklyn Heights, New York. He is also a board member and audit committee chair of ARC Trust, Inc. and ARC Trust III, Inc. Mr. Constantino was selected to serve on our Board because of his extensive accounting experience, particularly in the real estate field.

James Dondero, age 60, has served as chairman of the Board since August 2022. Mr. Dondero was President and a member of our Board from February 2019 to August 2021. Mr. Dondero has also served as the President and chairman of the board of directors of NXRT since May 2015 and as President and chairman of the board of directors of NREF since February 2020. He also has served as President of NXDT since May 2015 and has served as chairman of the board of trustees of NXDT since July 2022, as well as member of the of directors of NexPoint Homes since June 2022. Mr. Dondero is also: founder and president of NexPoint Advisors, L.P. (“NexPoint”), an investment advisor registered with the Securities and Exchange Commission (the “SEC”); and chairman of NexBank (“NexBank”). Mr. Dondero co-founded Highland Capital Management, L.P. (“Highland”) in 1993 with Mark Okada and served as President from 2004 to 2020. Mr. Dondero has over 30 years of experience investing in credit and equity markets and has helped pioneer credit asset classes. Mr. Dondero has also served as the Chief Executive Officer of NexPoint Hospitality Trust (“NHT”), a publicly traded hospitality REIT listed on the TSX Venture Exchange since December 2019. Mr. Dondero also served as a director of Jernigan Capital, Inc., a self-storage lending REIT, from August 2016 to November 2020. Mr. Dondero currently serves on the board of directors of Cornerstone Healthcare Group and SeaOne Holdings, LLC. He also serves as president of NexPoint Capital, Inc. (“NexPoint Capital”) and NexPoint Real Estate Strategies Fund (“NRESF”), both of which are affiliates of our Adviser. On October 16, 2019, Highland filed for Chapter 11 bankruptcy protection with the United States Bankruptcy Court for the District of Delaware. Mr. Dondero was selected to serve on our board of directors because of his prior service as a director and his experience as an executive officer.

Scott Kavanaugh, age 62, has served as a member of our Board since December 2018. Mr. Kavanaugh has also served as a member of the board of directors of NXRT since March 2015, as a member of the board of directors of NREF since February 2020 and as a member of the board of trustees of NXDT since July 2022. He has also served as a member of the board of directors of NexPoint Homes since June 2022. Mr. Kavanaugh is, and since December 2009 has been, the CEO of First Foundation Inc. (“FFI”), a financial services company. From June 2007 until December 2009, he served as President and Chief Operating Officer of FFI. Mr. Kavanaugh has been the Vice-Chairman of FFI since June 2007. He also is, and since September 2007 has been, the Chairman and CEO of FFI’s wholly owned banking subsidiary, First Foundation Bank. Mr. Kavanaugh was a founding stockholder and served as an Executive Vice President and Chief Administrative Officer and a member of the board of directors of Commercial Capital Bancorp, Inc., the parent holding company of Commercial Capital Bank, from 1999 until 2003. From 1998 until 2003, Mr. Kavanaugh served as the Executive Vice President and Chief Operating Officer and a director of Commercial Capital Mortgage. From 1993 to 1998, Mr. Kavanaugh was a partner and head of trading for fixed income and equity securities at Great Pacific Securities, Inc., a west coast-based regional securities firm. Mr. Kavanaugh is, and since 2009 has been, a member of the board of directors of Colorado Federal Savings Bank and its parent holding company, Silver Queen Financial Services, Inc. Mr. Kavanaugh was selected to serve on our Board because of his expertise in investment management and his experience as both an executive officer and a director of multiple companies.

Dr. Arthur Laffer, age 82, has served as a member of our Board since December 2018. Dr. Laffer has also served as a member of the board of directors of NXRT since May 2015, as a member of the board of directors of NREF since February 2020 and as a member of the board of trustees of NXDT since July 2022. He has also served as a member of the board of directors of NexPoint Homes since June 2022. Dr. Laffer is the founder and chairman of Laffer Associates, an economic research and consulting firm and served as the chairman and director of Laffer Investments, a registered investment advisor, from 1999 to 2019. Dr. Laffer served as a director of GEE Group, Inc., a provider of specialized staffing solutions, from 2014 to 2020. Dr. Laffer also served as a director of EVO Transportation and Energy Services Inc. from 2018 to 2019. A former member of President Reagan’s Economic Policy Advisory Board during the 1980s, Dr. Laffer’s economic acumen and influence have earned him the distinction in many publications as the Father of Supply-Side Economics. He has served on several boards of directors of public and private companies, including staffing company MPS Group, Inc., which was sold to Adecco Group for $1.3 billion in 2009. Dr. Laffer has served as a director of VerifyMe, Inc. since 2019. Dr. Laffer was previously a consultant to Secretary of the Treasury William Simon, Secretary of Defense Donald Rumsfeld, and Secretary of the Treasury George Shultz. In the early 1970s, Dr. Laffer was the first to hold the title of Chief Economist at the Office of Management and Budget under Dr. Shultz. Additionally, Dr. Laffer was formerly the Distinguished University Professor at Pepperdine University and a member of the Pepperdine University board of directors. He also served as Charles B. Thornton Professor of Business Economics at the University of Southern California and as Associate Professor of Business Economics at the University of Chicago. Dr. Laffer was selected to serve on our Board because of his expertise in economics and his experience as a director of multiple companies.

Brian Mitts, age 52, has served as a member of our Board since July 2018, as our President since February 2023 and Chief Financial Officer, Treasurer and Assistant Secretary since November 2018. Mr. Mitts also served as our President and Treasurer from July 2018 until October 2018 and our Interim President from September 2021 to February 2023. Mr. Mitts co-founded NexPoint Real Estate Advisors, L.P. (“NREA”), which is the parent of our Adviser, as well as NXRT, NREF and other real estate businesses with Mr. McGraner and Mr. Dondero. Currently, Mr. Mitts leads our financial reporting and accounting teams and is integral in financing and capital allocation decisions. Prior to co-founding NREA, NXRT and NREF, Mr. Mitts was Chief Operations Officer of Highland Funds Asset Manager, L.P., the external advisor of open-end and closed-end funds where he managed the operations of these funds and helped develop new products. Mr. Mitts was also a co-founder of NexPoint, the parent of NREA. He has worked for NREA or its affiliates since 2007. Mr. Mitts has also served as a director of NXRT since September 2014 and as the Chief Financial Officer, Executive Vice President-Finance and Treasurer of NXRT since March 2015. In February 2019, Mr. Mitts was also appointed Secretary of NXRT. From September 2014 to March 2015, Mr. Mitts served as President and Treasurer of NXRT. Mr. Mitts has also served as the Chief Financial Officer, Executive VP-Finance, Treasurer and Corporate Secretary of NHT since December 2018, as the Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer of NREF since February 2020, and as a member of the board of directors of NREF since June 2019. Mr. Mitts also served as the President and Treasurer of NREF from June 2019 until February 2020. Since November 2020, Mr. Mitts has also served as Chief Financial Officer, Secretary and Treasurer of NexPoint Storage Partners, Inc. (“NSP”), a self-storage REIT, and as a member of the board of directors since March 2023. Mr. Mitts has also served as Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary and a member of the board of trustees of NXDT since July 2022. Mr. Mitts has also served as President and Treasurer of NexPoint Homes since February 2022 and additionally as Chief Executive Officer, Chief Financial Officer, and Assistant Secretary and as a member of the board of directors of NexPoint Homes since June 2022. Mr. Mitts was selected to serve on our Board because of his prior service as a director and his experience as an executive officer.

Dana Sprong, age 44, has served as a member of the Board since November 2018 and has served as our Senior Vice President of Acquisitions and Dispositions since 2018. He has served as the Chief Executive Officer of VineBrook Homes, LLC, our external manager (the “Manager”) since the formation event in 2018. Mr. Sprong founded our predecessor, purchased our first rental home in December of 2007, and led the due diligence, acquisition, and management of over 16,500 single family rental (“SFR”) homes. Prior to founding our predecessor, Mr. Sprong was a senior manager at JW Construction (“JWC”), an eastern Massachusetts residential construction and development firm. Prior to JWC, he was a senior manager at DJ Dowling Inc., a builder on the San Francisco Peninsula. Mr. Sprong is a licensed General Contractor and Real Estate Broker. He is also an Auxiliary On-Call Firefighter. He graduated with honors from Harvard University. Mr. Sprong also serves as a member of the investment committee our operating partnership, VineBrook Homes Operating Partnership, L.P. (the “OP”) (“Investment Committee”). Mr. Sprong was selected to serve on our Board because of his prior service as a director and his experience as an executive officer.

Dr. Carol Swain, age 69, has served as a member of our Board since August 2022. In addition, she has served as a member of the board of directors of NXRT, as a member of the board of directors of NREF and as a member of the board of trustees of NXDT since August 2022. She has also served as a member of the board of directors of NexPoint Homes since August 2022. Dr. Swain is an author, speaker, political commentator and entrepreneur. She founded Unity Training Solutions LLC in November 2020 and founded Carol Swain Enterprises, LLC in October 2014. Dr. Swain previously was a professor at Vanderbilt University from August 1999 to 2017. Dr. Swain received her Bachelor of Arts from Roanoke College, a master’s degree in political science from Virginia Tech, a Ph.D. in political science from the University of North Carolina at Chapel Hill and a Master of Legal Studies from Yale Law School. Dr. Swain has selected to serve on our Board because of her political science experience, which brings a fresh perspective to the Board, and her business experience.

Catherine Wood, age 67, has served as a member of our Board since July 2020. In addition, she has served as a member of the board of directors of NXRT and as a member of the board of directors of NREF since July 2020 and as a member of the board of trustees of NXDT since August 2022. She has also served as a member of the board of directors of NexPoint Homes since June 2022. Ms. Wood is currently Chief Executive Officer, Chief Investment Officer and a board member of ARK Investment Management LLC (“ARK”), an SEC registered investment advisor, which she founded in January 2014. Ms. Wood is also currently Chief Executive Officer, Chief Investment Officer and a board member of ARK ETF Trust. Prior to ARK, Ms. Wood spent 12 years at AllianceBernstein as Chief Investment Officer of Global Thematic Strategies. Ms. Wood joined AllianceBernstein from Tupelo Capital Management, a hedge fund she co-founded. Prior to her tenure at Tupelo Capital Management, Ms. Wood worked for 18 years at Jennison Associates LLC as Chief Economic Officer and several other positions. Ms. Wood started her career in Los Angeles at The Capital Group as an Assistant Economist. Ms. Wood received her Bachelor of Science, summa cum laude, in Finance and Economics from the University of Southern California. Ms. Wood was selected to serve on our Board because of her experience as it relates to disruptive technologies, business models and processes, which provides an important perspective to the Board.

PROPOSAL 2 – APPROVAL OF THE VINEBROOK HOMES TRUST, INC. 2023 LONG TERM INCENTIVE PLAN

Executive Summary and Selected Plan Information

Introduction

We are asking our stockholders to approve the VineBrook Homes Trust, Inc. 2023 Long Term Incentive Plan, which we refer to as the 2023 LTIP.

The 2023 LTIP is intended to replace the VineBrook Homes Trust, Inc. 2018 Long-Term Incentive Plan (the “2018 LTIP”), as the 2018 LTIP expires by its terms on November 1, 2023. The 2018 LTIP is our only existing compensatory plan under which equity awards relating to shares of our common stock can currently be granted.

On April 21, 2023, the compensation committee of the Board (the “Compensation Committee”) recommended that the Board approve the 2023 LTIP, and the Board unanimously approved and determined that the 2023 LTIP was advisable and in the best interests of the Company and the Company’s stockholders. The Board subsequently directed that approval of the 2023 LTIP be submitted for consideration by our stockholders at our annual meeting.

Proposed Share Reserve

The number of shares of common stock that will be authorized for issuance pursuant to the 2023 LTIP will not exceed in the aggregate, initially 1,000,000 Shares, which amount will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1st of the year following the Effective Date in an amount equal to 10% of the total number of outstanding OP Units and vested profits interest units in the OP that are outstanding on December 31st of the preceding calendar year (such amount of Shares, the “Share Reserve”). The Board may act prior to each such January 1st to determine that there will be no increase in the Share Reserve for that year or that the increase will be less than the number of shares of common stock by which the Share Reserve would otherwise increase. The maximum number of shares of common stock that may be issued pursuant to an “incentive stock option” (as defined in Section 422 of the Internal Revenue Code (the “Code”) (or an “ISO”)) may not exceed the Share Reserve.

Governance Highlights and Best Practices of the 2023 LTIP

The 2023 LTIP incorporates certain compensation governance provisions that reflect best and prevalent practices. These include:

●         Minimum one-year vesting period for all awards, subject to certain exceptions described in the 2023 LTIP.

●         Annual limit of $350,000 equity compensation that may be paid or awarded to a non-management director with respect to his or her service as a director during any fiscal year.

●         No “liberal” share counting for any awards.

●         Prohibition on discounted option rights and stock appreciation rights (“SARs”).

●         No repricing of option rights or SARs and no cash buyout of underwater option rights and SARs without stockholder approval.

●         No dividends or dividend equivalents paid out currently on unvested awards;

●          No dividends or dividend equivalents on option rights or SARs.

●         “Double-trigger” vesting for change in control benefits.

●         No tax “gross-ups” for excise taxes payable in connection with a change in control.

●         Clawback provisions.

Plan Term

The 2023 LTIP will expire on the tenth anniversary of the date the 2023 LTIP was approved by the Company’s stockholders, unless earlier terminated by the Compensation Committee. Awards granted under the 2023 LTIP prior to such expiration date shall continue to be controlled by its terms.

Board Recommendation

The Board is recommending that the Company’s stockholders vote in favor of the 2023 LTIP. The 2023 LTIP affords the Compensation Committee the ability to design compensatory awards that are responsive to the Company’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of the Company by attracting, retaining and motivating (i) officers and certain key employees of the Company and any of its affiliates or subsidiaries, including our Adviser, the Manager and the OP (together, the “Company Group”), (ii) certain persons who provide services to the Company Group that are equivalent to the services typically provided by an employee, and (iii) the non-management directors of the Company.

If the 2023 LTIP is approved by stockholders, it will be effective as of the day of the Annual Meeting and we will not issue any new awards under our 2018 LTIP on or after the date of such stockholder approval. Awards previously granted under the 2018 LTIP would be unaffected by the adoption of the 2023 LTIP, and such awards would remain outstanding under the terms pursuant to which they were granted. If the 2023 LTIP is not approved by our stockholders, no awards will be made under the 2023 LTIP and the 2018 LTIP will remain in effect in its current form until its expiration date.

In evaluating this Proposal, stockholders should consider all of the information in this Proposal.

The Board has unanimously recommended that stockholders vote “FOR” the approval of the VineBrook Homes Trust, Inc. 2023 Long Term Incentive Plan.

Summary of Material Terms of the 2023 LTIP

The following description of the 2023 LTIP is only a summary of its principal terms and provisions and is qualified in its entirety by reference to the full copy of the 2023 LTIP, attached as Appendix A to this proxy statement.

Purpose

The 2023 LTIP is designed to provide competitive incentives intended to attract, retain, incentivize and reward eligible participants.

Eligibility for Participation

Certain individuals selected by the Compensation Committee who are an officer or other key employee of the Company Group (or have agreed to serve in such capacity within 90 days of the grant date), an individual providing services similar to an employee to the Company Group (provided he or she satisfy the Form S-8 definition of “employee”) or a non-employee director of the Company at the time of an award’s grant are eligible to participate in the 2023 LTIP. As of April 3, 2023, there were approximately 34 employees of our Company Group and five non-management directors of the Company expected to participate in the 2023 LTIP. As of April 3, 2023, there were zero consultants expected to participate in the 2023 LTIP.

Plan Administration

The 2023 LTIP will generally be administered by the Compensation Committee (or its successor), or any other committee of the Board designated by the Board to administer the 2023 LTIP. As plan administrator, the Compensation Committee has broad authority to determine the terms of the awards granted under the 2023 LTIP (subject to the terms thereof) and to make all other determinations it deems necessary or advisable to administer the 2023 LTIP properly. The interpretation and construction by the Compensation Committee of any provision of the 2023 LTIP or of any award agreement or related document, and any determination by the Compensation Committee pursuant to any provision of the 2023 LTIP or of any such agreement, notification or document, will be final and conclusive.

The Compensation Committee may also delegate its authority under the 2023 LTIP: (i) to a subcommittee of the Compensation Committee; (ii) if permitted by applicable law and with respect to the committee’s administrative duties and powers, to one or more committee members, officers, agents or advisors of the Company as it deems advisable; and (iii) by resolution to one or more officers of the Company with respect to selecting eligible employee participants (provided they are not subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) reporting requirements) and determining award size, subject to certain additional limitations in the 2023 LTIP.

Shares Available for Awards

Subject to adjustment as provided in the 2023 LTIP, the number of shares of common stock available under the 2023 LTIP shall not exceed the Share Reserve.

The initial Share Reserve is 1,000,000 shares and is subject to automatic increase on January 1st of each year beginning with January 1, 2024 by a number equal to 10% of the total number outstanding on December 31st of the preceding year of the number of outstanding OP Units and vested profits interest units in the OP. The Board may act prior to each such January 1st to determine that there will be no increase in the Share Reserve for such year or that the increase will be less than the number of shares of common stock by which the Share Reserve for that year would otherwise increase. The maximum number of shares of common stock that may be issued pursuant to an ISO may not exceed the Share Reserve.

Share Recycling Provisions

If any award granted under the 2023 LTIP is cancelled or forfeited, expires or is settled for cash (in whole or in part), the shares of common stock subject to such award will again be available for issuance under the 2023 LTIP. However, none of the following shares of common stock will be added back to the shares of common stock authorized for grant under the 2023 LTIP: (a) shares of common stock withheld by the Company, tendered or otherwise used in payment of the exercise price of an option right; (b) shares of common stock withheld by the Company or tendered or otherwise used to satisfy tax withholding obligations; (c) shares of common stock subject to a SAR that are not actually issued in connection with its settlement of shares of common stock on exercise thereof and (d) shares of common stock that are reacquired by the Company on the open market or otherwise using option rights proceeds.

Allowances for Conversion Awards and Assumed Plans

Shares of common stock issued or transferred under awards granted under the 2023 LTIP in substitution for or conversion of, or in connection with an assumption of, stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any of its subsidiaries will not count against (or be added back to) the aggregate share limit or other 2023 LTIP limits described above (“Substitute Awards”). Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2023 LTIP, under the circumstances further described in the 2023 LTIP, but will not count against the aggregate share limit or other 2023 LTIP limits described above (“Assumed Plan Awards”).

Minimum Vesting Requirement

Notwithstanding anything else contained in this Proposal to the contrary, except in the case of Substitute Awards, Assumed Plan Awards and cash incentive awards, awards that are granted under the 2023 LTIP will be subject to a minimum vesting period of one year from the date of grant (“Minimum Vesting Requirement”). Notwithstanding the foregoing, the award may provide for acceleration of vesting in the event of a participant’s retirement, death or disability or in the event of a double-trigger change in control of the Company (as described below). The Compensation Committee may grant awards covering up to 5% of the maximum number of shares of common stock reserved for issuance under the 2023 LTIP (subject to adjustment as provided in the 2023 LTIP) for issuances under the 2023 LTIP, without regard to the Minimum Vesting Requirement.

Types of Awards Under the 2023 LTIP

Pursuant to the 2023 LTIP, the Company may grant option rights (including ISOs”), SARs, restricted stock, restricted stock units (“RSUs"), performance shares, performance units, cash incentive awards, profits interest units and certain other awards based on or related to our shares of common stock.

Each grant of an award under the 2023 LTIP will be evidenced by an award agreement or agreements which will contain such terms and provisions as the Compensation Committee may determine, consistent with the 2023 LTIP. Each award may be subject to time-based, service-based or performance-based vesting. Any award under the 2023 LTIP may provide for acceleration of vesting in the event of a participant’s retirement, death or disability or in the event of a double-trigger change in control of the Company (as described below). A brief description of the types of awards which may be granted under the 2023 LTIP is set forth below.

Option Rights

An option right is a right to purchase shares of the Company upon the exercise of the option right. Option rights granted under the 2023 LTIP may consist of ISOs, non-qualified options that are not intended to qualify as an ISO or a combination of both. ISOs may only be granted to participants who meet the definition of employee under Section 3401(c) of the Code. Except with respect to Substitute Awards and Assumed Plan Awards, non-qualified option rights must have an exercise price per share that is not less than the fair market value of a share on the date of grant, and ISOs must have an exercise price per share that is not less than 110% of the fair market value of a share on the date of grant. The term of an option right may not extend more than ten years after the date of the grant; provided, that in the case of ISOs granted to holders of more than 10% of the Company’s shares, no such option right shall be exercisable more than five years from the date of the grant.

Each grant of an option right will specify the applicable terms of the option right, including the number of shares of common stock subject to the option right and the applicable vesting and forfeiture provisions (whether based on service, performance or otherwise), as determined by the Compensation Committee.

In addition, each grant will specify the form of consideration to be paid in satisfaction of the exercise price, which may include: (a) cash or check acceptable to the Company, or wire transfer of immediately available funds; (b) the actual or constructive transfer to the Company of shares of common stock owned by the participant (or certain other consideration permitted under the 2023 LTIP) with a value at the time of exercise that is equal to the total exercise price; (c) subject to any conditions or limitations established by the Compensation Committee, by a net exercise arrangement pursuant to which the Company will withhold shares of common stock otherwise issuable upon exercise of an option right; (d) by a combination of the foregoing methods; and (e) such other methods as may be approved by the Compensation Committee. To the extent permitted by law, any option right may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates. Option rights granted under the 2023 LTIP may not provide for dividends or dividend equivalents.

SARs

The 2023 LTIP provides for the grant of SARs. A SAR is a right to receive from us an amount equal to 100%, or such lesser percentage as the Compensation Committee may determine, of the spread between the base price and the value of our shares of common stock on the date of exercise.

Each grant of a SAR will be evidenced by an award agreement which specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions (whether based on service, performance or otherwise), as specified by the Compensation Committee. A SAR may be paid in cash, shares of common stock or any combination thereof. Except with respect to Substitute Awards and Assumed Plan Awards, the base price of a SAR may not be less than the fair market value of a share of common stock on the date of grant. The term of a SAR may not extend more than ten years from the date of grant. SARs granted under the 2023 LTIP may not provide for dividends or dividend equivalents.

Restricted Stock

Restricted stock constitute an immediate transfer of the ownership of shares of common stock to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to certain vesting conditions and forfeiture conditions (whether based on service, performance or otherwise) determined by the Compensation Committee and set forth in an award agreement specifying the terms and conditions of the award. Each such grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of common stock on the date of grant.

Any grant of restricted stock shall require that any or all dividends or distributions paid on the restricted stock during the period of such restrictions shall be automatically deferred and paid on a contingent basis based on the participant earning the restricted stock with respect to which such dividends are paid.

Restricted Stock Units

RSUs awarded under the 2023 LTIP constitute an agreement by the Company to deliver shares of common stock, cash, or a combination thereof, to the participant in the future. Each grant of an RSU award will be evidenced by an award agreement, which specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions (whether based on service, performance or otherwise) as determined by the Compensation Committee. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of common stock on the date of grant. During the restriction period applicable to RSUs, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the shares of common stock underlying the RSUs and no right to vote them or receive dividends thereon. Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of and on the terms determined by the Compensation Committee, subject to deferral and payment on a contingent basis based on the participant earning the RSUs with respect to which such dividend equivalents are paid.

Performance Shares, Performance Units and Cash Incentive Awards

Performance shares, performance units and cash incentive awards may also be granted to participants under the 2023 LTIP. A performance share is a bookkeeping entry that records the equivalent of one share of common stock, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Compensation Committee. Each grant will specify the applicable terms of the award, including the number or amount of performance shares or performance units, or the amount payable with respect to cash incentive awards, and the applicable vesting and forfeiture provisions (whether based on service, performance or otherwise), as determined by the Compensation Committee.

 In addition, each grant will specify the time and manner of payment of performance shares, performance units or cash incentive awards that have been earned, and any grant may further specify that any such amount may be paid or settled by the Company in cash, shares of common stock, restricted stock, RSUs or any combination thereof. Performance shares, performance units and cash incentive awards are not entitled to receive dividends. Any grant of performance shares may provide for the payment of dividend equivalents in cash or in additional shares of common stock, subject to deferral and payment on a contingent basis based on the participant’s earning of the performance shares with respect to which such dividend equivalents are paid.

Profits Interest Units

A profits interest unit is a unit of the OP which is intended to constitute a “profits interest” within the meaning of Revenue Procedures 93-27 and 2001-43. Profits interest units are a form of appreciation award that is valued by reference to the value of a limited partnership interest in the OP. Each grant of profits interest units shall be evidenced by an award agreement setting forth the award’s applicable terms and conditions, including the applicable vesting and forfeiture provisions (whether based on service, performance or otherwise), as determined by the Compensation Committee.

A profits interest unit may only be issued to a participant for the performance of services to, or for the benefit of, the OP in the participant’s capacity as a partner of the OP, in anticipation of becoming a partner of the OP, or otherwise as determined by the Compensation Committee; provided, that, the profits interest units are intended to constitute “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43. Profits interest units granted under the 2023 LTIP may not provide for dividends or dividend equivalents of the Company, but may be eligible to receive distributions from the OP in accordance with the Partnership Agreement.

Other Awards

The Compensation Committee may grant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, factors that may influence the value of such shares of common stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates or other business units or any other factors designated by the Compensation Committee, awards valued by reference to the book value of shares of common stock or the value of securities of, or the performance of the subsidiaries, affiliates or other business units of the Company, awards that are membership interests in a subsidiary or operating partnership, and interests in the OP. The terms and conditions of any such awards will be determined by the Compensation Committee. Shares of common stock delivered under an award in the nature of a purchase right granted under the 2023 LTIP will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of common stock, other awards, notes or other property, as the Compensation Committee determines.

Additionally, the Compensation Committee may grant cash awards as an element of any other award, shares of common stock as a bonus, or may grant other awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the 2023 LTIP or under other plans or compensatory arrangements, subject to terms determined by the Compensation Committee in a manner that complies with Section 409A of the Code.

Awards in the category of “other awards” under the 2023 LTIP shall not be entitled to dividends. Rights to dividend equivalents may be extended to and made part of such other awards at the discretion of and on the terms determined by the Compensation Committee, subject to deferral and payment on a contingent basis based on the participant earning the award with respect to which such dividend equivalents are paid.

Adjustments; Corporate Transactions

If there is any change in the Company’s capitalization (including resulting from a stock split) or a corporate transaction (including a merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, redomestication, partial or complete liquidation or other distribution of assets, or issuance of rights or warrants to purchase securities), the Compensation Committee will adjust the number and kind of shares of common stock or other securities permitted to be delivered under the 2023 LTIP, adjust the terms of outstanding awards, including the number and kind of shares of common stock or other securities subject to outstanding awards, in each case as and to the extent the Compensation Committee determines an adjustment to be appropriate and equitable, to prevent dilution or enlargement of rights.

In the event of any such transaction or event, or in the event of a change in control of the Company, the Compensation Committee may provide in substitution for any or all outstanding awards under the 2023 LTIP such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code.

“Double-Trigger” Accelerated Vesting upon Change in Control

The 2023 LTIP includes “double-trigger” acceleration provisions with respect to the vesting of awards in connection with a change in control of the Company. Under the 2023 LTIP, the vesting of awards will accelerate in connection with a change in control only where either (a) within a specified period the participant’s service is involuntarily terminated by the Company for reasons other than for cause or the participant terminates his or her employment or service for good reason or (b) the award is not assumed or converted into a replacement award in a manner described in the award agreement.

The 2023 LTIP includes a definition of “change in control.” In general, except as may be otherwise prescribed by the Compensation Committee in any award agreement, a change in control will be deemed to have occurred if: (a) individuals who constitute the Board on the effective date of the 2023 LTIP cease for any reason to constitute at least a majority of the Board, unless their replacements are approved as described in the 2023 LTIP (subject to certain exceptions described in the 2023 LTIP); (b) a person or group becomes the beneficial owner of 35% or more of the then-outstanding shares of common stock or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors, subject to certain exceptions; (c) the Company closes a reorganization, merger, consolidation, significant sale or purchase of assets, in each case which causes the persons or groups who are the beneficial owners of 35% or more of the then-outstanding shares of common stock or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors to cease to be such beneficial owners of the entity resulting from such transaction, in substantially the same proportions of ownership as immediately prior to such transaction, as further described in the 2032 LTIP; (d) the Company’s stockholders approve its complete liquidation or dissolution; or (e) the Adviser is terminated.

Management Objectives

The 2023 LTIP permits the Company to grant awards subject to the achievement of certain specified management objectives. Management objectives are defined as the measurable performance objective or objectives established pursuant to the 2023 LTIP for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by the Compensation Committee, option rights, SARs, restricted stock, RSUs, dividend equivalents or other awards. Management objectives may be described in terms of company-wide objectives or objectives that are related to the performance of the individual participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its subsidiaries. The management objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves.

Detrimental Activity and Recapture

Any award agreement may provide for the cancellation or forfeiture and repayment to us of any award or gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Compensation Committee from time to time or as may be required by the Compensation Committee or under Section 10D of the Exchange Act and any applicable rules and regulations promulgated by the SEC or any national securities exchange or national securities association on which our shares of common stock may be traded.

Effective Date and Term of the 2023 LTIP

The 2023 LTIP will become effective on the date it is approved by the Company’s stockholders and will terminate as to future awards on the tenth anniversary thereof.

If the 2023 LTIP is approved by stockholders, we will not issue any new awards under the 2018 LTIP on or after the date of such stockholder approval. Awards previously granted under the 2018 LTIP would be unaffected by the adoption of the 2023 LTIP, and such awards would remain outstanding under the terms pursuant to which they were granted.

Amendment and Termination of the 2023 LTIP

The Board may amend the 2023 LTIP at any time, but no amendment, alteration or termination of the 2023 LTIP may impair the rights of any participant with respect to outstanding awards without the participant’s consent or permit the Board to amend awards in violation of the 2023 LTIP’s prohibition on repricing underwater option rights and SARs. In addition, the Board would need stockholder approval of an amendment if it (a) would materially increase the benefits accruing to participants under the 2023 LTIP, (b) would materially increase the number of securities which may be issued under the 2023 LTIP, (c) would materially modify the requirements for participation in the 2023 LTIP, or (d) must otherwise be approved by the Company’s stockholders in order to comply with applicable law or the rules of the stock exchange(s) on which the shares of common stock are traded. Stockholder approval will be obtained to increase the Share Reserve (subject to adjustment as described above), and for any amendment that would require such approval to comply with any rules of the stock exchange(s) on which the shares of common stock are traded or other applicable law. The Board may, in its discretion, terminate the 2023 LTIP at any time. Termination of the 2023 LTIP will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination.

Material U.S. Federal Income Tax Consequences

The following discussion of certain relevant United States federal income tax effects applicable to certain awards granted under the 2023 LTIP is only a summary of certain of the United States federal income tax consequences applicable to United States residents under the 2023 LTIP, and reference is made to the Code for a complete statement of all relevant federal tax provisions. No consideration has been given to the effects of foreign, state, local and other laws (tax or other) on the 2023 LTIP or on a participant, which laws will vary depending upon the particular jurisdiction or jurisdictions involved. In particular, participants who are stationed outside the United States may be subject to foreign taxes as a result of the 2023 LTIP.

Tax Consequences to Participants

Nonqualified Option Rights: An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of a nonqualified stock option. Rather, at the time of exercise of the nonqualified stock option, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price. If the shares of common stock acquired upon the exercise of a nonqualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee), depending upon the length of time such shares were held by the optionee.

Incentive Stock Options: An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of an ISO (within the meaning of Section 422 of the Code) and the Company will not be entitled to a deduction at that time. If the ISO is exercised during employment or within 90 days following the termination thereof (or within one year following termination, in the case of a termination of employment due to retirement, death or disability, as such terms are defined in the 2023 LTIP), the optionee will not recognize any income and the Company will not be entitled to a deduction. The excess of the fair market value of the shares of common stock on the exercise date over the exercise price, however, is includible in computing the optionee’s alternative minimum taxable income.

Generally, if an optionee disposes of shares acquired by exercising an ISO either within two years after the date of grant or one year after the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the sale price, if lower) over the exercise price. The balance of any gain or loss will generally be treated as a capital gain or loss to the optionee. If the shares of common stock are disposed of after the two-year and one-year periods described above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

SARs:  A participant subject to United States federal income tax who is granted a SAR will not recognize ordinary income for United States federal income tax purposes upon receipt of the SAR. At the time of exercise, however, the participant will recognize ordinary income equal to the value of any cash received and the fair market value on the date of exercise of any shares of common stock received. The Company will not be entitled to a deduction upon the grant of a SAR, but generally will be entitled to a deduction for the amount of income the participant recognizes upon the participant’s exercise of the SAR. The participant’s tax basis in any shares of common stock received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock: A participant subject to United States federal income tax generally will not be taxed upon the grant of a restricted stock award, but rather will recognize ordinary income for United States federal income tax purposes in an amount equal to the fair market value of the shares at the time the restricted stock is no longer subject to a substantial risk of forfeiture (within the meaning of the Code). The Company generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal the fair market value of those shares at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted stock are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the restricted stock equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. The Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Restricted Stock Units: A participant subject to United States federal income tax who is granted a restricted stock unit will not recognize ordinary income for United States federal income tax purposes upon the receipt of the restricted stock unit, but rather will recognize ordinary income in an amount equal to the fair market value of the shares of common stock at the time of settlement, and the Company will have a corresponding deduction at that time.

Performance Shares, Performance Units, Other Share-Based and Cash-Based Awards: In the case of other stock-based and other cash-based awards, depending on the form of the award, a participant subject to United States federal income tax will not be taxed upon the grant of such an award, but, rather, will recognize ordinary income for United States federal income tax purposes when such an award vests or otherwise is free of restrictions. In any event, the Company will be entitled to a deduction at the time when, and in the amount that, a participant recognizes ordinary income.

Profits Interest Units: A participant subject to United States federal income tax who is granted a profits interest unit generally is not expected to recognize taxable income at the time of grant or the vesting of those units, provided that (a) the award qualify as “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43; (b) the participant does not dispose of the units within two years of issuance; and (c) certain other requirements are met. Participants generally would make the election provided for under Section 83(b) of the Code, recognizing zero income at the time of grant, in which case the profits interest units could be disposed of within two years of issuance. As a holder of profits interest units, however, a participant will be required to report on his or her income tax return his or her allocable share of the OP’s income, gains, losses, deductions and credits in accordance with the partnership agreement, regardless of whether the OP actually makes a distribution of cash to the grantee. Distributions of money by the OP to the participant, will generally be taxable to the grantee to the extent that such distributions exceed the participant’s tax basis in the OP. Any such gain generally will be capital gain, but a portion may be treated as ordinary income, depending on the assets of the OP at that time. Generally, no deduction is available to the Company upon the grant, vesting or disposition of the units.

Tax Withholding: The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of grants under the plans.

Certain Tax Code Limitations on Deductibility: Section 162(m) of the Code generally limits the deductible amount of total annual compensation paid by a public company to each “covered employee” to no more than $1 million. In addition, our ability to obtain a deduction for future payments could be limited by Section 280G of the Code, which provides that certain payments made in connection with a change in control are not deductible by the Company (and may be subject to additional taxes for the grantee).

Section 409A: Some awards under the plans may be considered to be deferred compensation subject to Section 409A of the Code. Failure to satisfy the applicable requirements under this provision for awards considered deferred compensation would result in the acceleration of income and additional income tax liability to the recipient, including certain penalties.

New Plan Benefits

As of the date hereof, no awards have been granted under the 2023 LTIP. The aggregate number of shares and aggregate total dollar value of potential future awards under the 2023 LTIP that may be made to any of our named executive officers or to our executive officers, non-executive officer employees or non-management directors as a group is subject to the discretion of the Compensation Committee and is not yet determinable. Grants under the 2018 LTIP in 2022 to our named executive officers and directors are described in the “Executive Compensation” and “The Board, Its Committees and Its Compensation” sections below.

Required Vote

Under our bylaws, the approval of the 2023 LTIP requires the affirmative vote of a majority of the votes cast.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE LONG TERM INCENTIVE PLAN PROPOSAL.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF
ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023

The audit committee has appointed EY as the Company’s independent registered public accounting firm for 2023. The Board is asking stockholders to ratify this appointment. SEC regulations require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the audit committee. However, the Board considers the selection of an independent registered public accounting firm to be an important matter to stockholders. Accordingly, the Board considers a proposal for stockholders to ratify this appointment to be an opportunity for stockholders to provide input to the audit committee and the Board on a key corporate governance issue.

Representatives of EY are expected to virtually attend the Annual Meeting and will have the opportunity to make a statement. They will also be available to respond to appropriate questions.

Selection. EY served as the Company’s independent registered public accounting firm for 2022 and has been selected by the audit committee to serve as the Company’s independent registered public accounting firm for 2023.

Audit and Non-Audit Fees. The following table presents fees for audit services rendered by EY for the audit of the Company’s annual financial statements for 2022 and 2021, and fees billed for other services rendered by EY.

	DECEMBER 31, 2022	DECEMBER 31, 2021
Audit Fees (1)	$1,324,500	$713,200
Audit-Related Fees	-	-
Tax Fees (2)	193,250	270,150
All Other Fees	-	-
Total	$1,517,750	$983,350

(1)

Includes fees for audits of our annual financial statements, reviews of the related quarterly financial statements, and services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements, including comfort letters and consents issued in connection with SEC filings and reviews of documents filed with the SEC.

(2)	Includes tax fees related to professional services rendered for tax compliance, tax return review and preparation and related tax advice.

Pursuant to the charter of the audit committee, the audit committee is responsible for the oversight of our accounting, reporting and financial practices. The audit committee has the responsibility to select, appoint, engage, oversee, retain, evaluate and terminate our external auditors; pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to us by our external auditors; and establish the fees and other compensation to be paid to our external auditors.

The audit committee has adopted a policy to pre-approve all audit and permitted non-audit services provided by our principal independent accountants. All audit and non-audit services for 2022 were pre-approved by the audit committee.

The Board unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023.

THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

Board of Directors

The Board presently consists of eight members, five of whom are non-management directors. Each director serves a one-year term expiring at each annual meeting of stockholders and lasting until his or her respective successor is duly elected and qualified.

Pursuant to the terms of the Advisory Agreement, our Adviser has the right to designate individuals (the “Adviser Designees”) to be nominated for election (or re-election) to our Board, such that, if elected, there shall be two Adviser Designees serving on our Board, and we will take all reasonably necessary action to nominate and include the Adviser Designees in the slate of nominees recommended by our Board for election as directors at each applicable annual meeting of stockholders or special meeting of stockholders at which directors are to be elected. To the extent the Adviser Designees are not elected, our Adviser may terminate the Advisory Agreement and receive the Adviser Termination Fee (as defined below). Messrs. Dondero and Mitts were nominated by our Adviser as Adviser Designees pursuant to the terms of the Advisory Agreement.

Director Compensation in 2022

Directors who are officers of the Company do not receive compensation for their service as directors.

We provide the following compensation for non-management directors:

•	each non-management director receives an annual director’s fee payable in cash equal to $20,000 and an annual grant of restricted stock units;

•	the chair of our audit committee receives an additional annual fee payable in cash equal to $15,000;

•	the chair of our Compensation Committee receives an additional annual fee payable in cash equal to $7,500;

•	the chair of our nominating and corporate governance committee receives an additional annual fee payable in cash equal to $7,500; and

•	the lead independent director receives an additional annual fee payable in cash equal to $10,000.

We also reimburse directors for all expenses incurred in attending Board and committee meetings.

Director Compensation Table

The following table provides information regarding the compensation of directors for the year ended December 31, 2022.

NAME	FEES EARNED OR PAID IN CASH	STOCK AWARDS		TOTAL
James Dondero (1)	—	—		—
Brian Mitts (2)	—	—		—
Dana Sprong (2)	—	—		—
Edward Constantino	$35,000	$112,503	(4)	$147,503
Scott Kavanaugh	$37,500	$112,503	(4)	$150,003
Dr. Arthur Laffer	$27,500	$112,503	(4)	$140,003
Dr. Carol Swain	$8,207	$—		$8,207
Catherine Wood	$20,000	112,503	(4)	$132,503

(1)	Mr. Dondero, who serves as a director and is an Adviser Designee, does not receive any specific direct compensation for services provided as a director.
(2)	These directors do not receive specific direct compensation but rather receive executive compensation, which is discussed in the executive compensation discussion below.
(3)	Fees earned or paid in cash to Dr. Swain have been prorated for her actual length of service during the year ended December 31, 2022.
(4)

These restricted stock units were granted on February 17, 2022 and vested on February 17, 2023, the first anniversary of the grant date. The grant date fair value of each award was equal to the Net Asset Value (“NAV”) of our common stock on the date of the grant as calculated in accordance with Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 718. Pursuant to the rules of the SEC, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 9 and Note 10 to our consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for information regarding the assumptions made in determining these values. As of December 31, 2022, our non-management directors (other than Dr. Swain) each held 2,078 restricted stock units.

Director Independence

The Board will review at least annually the independence of each director. During these reviews, the Board will consider transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and its management to determine whether any such transactions or relationships are inconsistent with a determination that the director is independent. This review will be based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with the Company and our management. Our Board has determined that each of Edward Constantino, Scott Kavanaugh, Dr. Arthur Laffer, Dr. Carol Swain, and Catherine Wood is independent in accordance with NYSE listing standards. Of the remaining directors, (a) one of the directors is independent of our Adviser (Dana Sprong). Generally, all actions by our Board require the affirmative approval or consent of a majority of the directors present at a meeting at which a quorum is present. Based on the composition of our Board, all actions taken by our Board require the approval or consent of at least two of the directors who are independent. In regard to actions impacting our Adviser, our Adviser’s Board representatives (Jim Dondero and Brian Mitts) abstain from voting on those matters.

Corporate Governance

We believe that good corporate governance is important to ensure that we will be managed for the long-term benefit of our stockholders. We and our Board have reviewed the corporate governance policies and practices of other public companies, as well as those suggested by various authorities in corporate governance. We have also considered the provisions of the Sarbanes-Oxley Act and SEC and NYSE rules.

Based on this review, we have established and adopted charters for the audit committee, Compensation Committee and nominating and corporate governance committee, as well as corporate governance guidelines and a code of business conduct and ethics applicable to all of our directors, officers and employees.

Our committee charters, code of business conduct and ethics and corporate governance guidelines are available on our website investors.vinebrookhomes.com in the Governance section. Copies of these documents are also available upon written request to our Corporate Secretary at c/o VineBrook Homes Trust, Inc., 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attn: Corporate Secretary. We will post information regarding any amendment to, or waiver from, our code of business conduct and ethics on our website in the Governance section.

Furthermore, our insider trading policy prohibits our directors and certain employees, including all of our executive officers, from engaging in hedging transactions with respect to our securities, including entering into options, warrants, puts, calls or similar instruments or selling our securities short.

The Board periodically reviews its corporate governance policies and practices. Based on these reviews, the Board may adopt changes to policies and practices that are in the best interest of our stockholders and as appropriate to comply with any new SEC rules.

Board Leadership Structure and Board’s Role in Risk Oversight

James Dondero serves as Chairman of the Board. As President of NexPoint, Mr. Dondero is involved in day-to-day operations and is familiar with the opportunities and challenges that the Company faces at any given time. With this insight, he is able to assist the Board in setting strategic priorities, lead the discussion of business and strategic issues and translate Board recommendations into Company operations and policies. The Board believes that having an employee of the Adviser as Chairman of the Board is the most effective leadership structure for the Company at this time.

The Board has appointed Scott Kavanaugh as its lead independent director. His key responsibilities in this role include:

• developing agendas for, and presiding over, the executive sessions of the non-management or independent directors;

• reporting the results of the executive sessions to the Chairman;

• providing feedback from executive sessions to the Chairman;

• serving as a liaison between the independent directors and the Chairman (provided that each director will also be afforded direct and complete access to the Chairman at any such time such director deems necessary or appropriate);

• presiding at all meetings of the Board at which the Chairman is not present;

• approving information sent to the Board;

• approving agendas for Board meetings;

• approving Board meeting schedules to ensure that there is sufficient time for discussion of all agenda items;

• calling meetings of the independent directors; and

• if requested by major stockholders, ensuring that he is available for consultation and direct communication.

Risk is inherent with every business and we face a number of risks. Management is responsible for the day-to-day management of risks, while the Board, as a whole and through our audit committee, is responsible for overseeing our business and affairs, including overseeing its risk assessment and risk management functions. The Board has delegated responsibility for reviewing our policies with respect to risk assessment and risk management to our audit committee through its charter. The Board has determined that this oversight responsibility can be most efficiently performed by our audit committee as part of its overall responsibility for providing independent, objective oversight with respect to our accounting and financial reporting functions, internal and external audit functions and systems of internal controls over financial reporting and legal, ethical and regulatory compliance. Our Board has also delegated the oversight of risks related to environmental, social and governance matters to our nominating and corporate governance committee. Our audit and nominating and corporate governance committees regularly report to the Board with respect to their oversight of these areas.

Board Meetings

The Board held four meetings during the fiscal year ended December 31, 2022. Each director serving on the Board in 2022 attended at least 75% of the total number of meetings of the Board and the total number of meetings of the committees on which he or she served during the time they served on the Board. Under our corporate governance guidelines, each director is expected to devote the time necessary to appropriately discharge his or her responsibilities and to rigorously prepare for, attend and participate in all Board meetings and meetings of committees on which he or she serves.

Director Attendance at Annual Meetings of Stockholders

Under our corporate governance guidelines, each director is expected to attend our annual meeting of stockholders.

Board Committees

Our Board has an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the Board.

Audit Committee

Our audit committee consists of Mr. Constantino, Mr. Kavanaugh, Dr. Laffer, Dr. Swain and Ms. Wood, with Mr. Constantino serving as chair of the committee. The Board has determined that each of Mr. Constantino, Mr. Kavanaugh, Dr. Laffer, and Dr. Swain qualify as an “audit committee financial expert” as that term is defined by the applicable SEC regulations and NYSE corporate governance listing standards. The Board has also determined that each of Mr. Constantino, Mr. Kavanaugh, Dr. Laffer, Dr. Swain and Ms. Wood is “financially literate” as that term is defined by NYSE corporate governance listing standards and is independent as defined by NYSE rules and SEC requirements relating to the independence of audit committee members. Our Board has determined that Mr. Constantino’s, Mr. Kavanaugh’s, Dr. Laffer’s, Dr. Swain’s and Ms. Wood’s simultaneous service on the audit committees of more than three public companies would not impair his or her ability to effectively serve on our audit committee. The audit committee met four times during the fiscal year ended December 31, 2022. Our audit committee charter details the principal functions of the audit committee, including oversight related to:

• our accounting and financial reporting processes;

• the integrity of our consolidated financial statements;

• our systems of disclosure controls and procedures and internal control over financial reporting;

• our compliance with financial, legal and regulatory requirements;

• the performance of our internal audit function; and

• our overall risk assessment and management.

The audit committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The audit committee also prepares the audit committee report required by SEC regulations to be included in our annual proxy statement. A copy of the audit committee charter is available under the Governance section of the Company’s website at www.investors.vinebrookhomes.com.

Compensation Committee

Our Compensation Committee consists of Dr. Laffer, Mr. Kavanaugh, Mr. Constantino, Dr. Swain and Ms. Wood, with Dr. Laffer serving as chair of the committee. The Board has determined that each of Dr. Laffer, Mr. Kavanaugh, Mr. Constantino, Dr. Swain and Ms. Wood is independent as defined by NYSE rules and SEC requirements relating to the independence of Compensation Committee members. The Compensation Committee met three times during the fiscal year ended December 31, 2022. Our Compensation Committee charter details the principal functions of the Compensation Committee, including:

• reviewing our compensation policies and plans;

• implementing and administering a long-term incentive plan;

• evaluating the terms of the Advisory Agreement and the performance of the Adviser;

• assisting management in complying with our proxy statement and annual report disclosure requirements;

• producing a report on compensation to be included in our annual proxy statement, as required; and

• reviewing, evaluating and recommending changes, if appropriate, to the compensation for directors.

The Compensation Committee has the sole authority to retain and terminate compensation consultants to assist in the evaluation of our compensation and the sole authority to approve the fees and other retention terms of such compensation consultants. The committee may, in its discretion, delegate specific duties and responsibilities to a subcommittee or an individual committee member, to the extent permitted by applicable law. The committee is also able to retain independent counsel and other independent advisors to assist it in carrying out its responsibilities. A copy of the Compensation Committee charter is available under the Governance section of the Company’s website at www.investors.vinebrookhomes.com.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Mr. Kavanaugh, Mr. Constantino, Dr. Laffer, Dr. Swain and Ms. Wood, with Mr. Kavanaugh serving as chair of the committee. The Board has determined that each of Mr. Kavanaugh, Mr. Constantino, Dr. Laffer, Dr. Swain and Ms. Wood is independent as defined by NYSE rules. The nominating and corporate governance committee met three times during the fiscal year ended December 31, 2022. Our nominating and corporate governance committee charter details the principal functions of the nominating and corporate governance committee, including:

• reviewing the characteristics of current Board members, including diversity characteristics and determining if any characteristics are lacking and using these measures in identifying and recommending to the full Board qualified candidates for election as directors;

• developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;

• reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;

• recommending to the Board nominees for each committee of the Board;

• annually facilitating the assessment of the Board’s performance, as required by applicable law, regulations and NYSE corporate governance listing standards;

• annually reviewing and making recommendations to the Board regarding revisions to the corporate governance guidelines and the code of business conduct and ethics;

• overseeing succession planning; and

• overseeing the Company’s strategy, initiatives, risks, opportunities and reporting on material environmental, social and governance matters.

The nominating and corporate governance committee has the sole authority to retain and terminate any search firm to assist in the identification of director candidates and the sole authority to set the fees and other retention terms of such search firms. The committee is also able to retain independent counsel and other independent advisors to assist it in carrying out its responsibilities. A copy of the nominating and corporate governance committee charter is available under the Governance section of the Company’s website at www.investors.vinebrookhomes.com.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

• honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

• full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

• compliance with laws, rules and regulations;

• prompt internal reporting of violations of the code to appropriate persons identified in the code; and

• accountability for adherence to the code of business conduct and ethics.

A copy of our code of business conduct and ethics is available under the Governance section of the Company’s website at investors.vinebrookhomes.com. We will post information regarding any amendment to, or waiver from, our code of business conduct and ethics on our website under the Governance section.

Qualifications for Director Nominees

The nominating and corporate governance committee is responsible for reviewing with the Board, at least annually, the appropriate skills and experience required for members of the Board. This assessment includes factors such as judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

In connection with this assessment, the nominating and corporate governance committee will identify individuals believed to be qualified to become Board members and recommend candidates to the Board to fill new or vacant positions. The nominating and corporate governance committee will also review the qualifications of, and make recommendations to the Board regarding, director nominations submitted to the Company in accordance with the Company’s bylaws or otherwise. In addition, the nominating and corporate governance committee will evaluation whether an incumbent director should be nominated for re-election to the Board as part of its annual review and selection process. The nominating and corporate governance committee will use the same factors established for new director candidates to make its evaluation and will also take into account the incumbent director’s performance as a Board member.

Board Diversity

The nominating and corporate governance committee does not have a formal policy regarding the consideration of diversity for director candidates. The nominating and corporate governance committee does, however, consider diversity as part of its overall selection strategy. The nominating and corporate governance committee considers diversity in its broadest sense, including diversity in professional and life experiences, education, skills, perspectives and leadership, as well as other individual qualities and attributes that contribute to Board heterogeneity, such as race, ethnicity, sexual orientation, gender and national origin. Importantly, the nominating and corporate governance committee focuses on how the experiences and skill sets of each director nominee complements those of fellow directors and director nominees to create a balanced Board with diverse viewpoints and deep expertise. The Company believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Company's goal of creating a board of directors that best serves our needs and those of our stockholders.

The Company added diversity-related questions to its director and officer questionnaires in 2022 to help the nominating and corporate governance committee identify whether there are areas, including with respect to diversity of thought, background, experience, gender, race and age, the nominating and corporate governance committee should focus on in connection with its review of board composition and board refreshment.

Below is a summary of the experience and skills, gender, age and tenure of our directors, and whether the directors are racially or ethnically diverse.

	Mr. Dondero	Mr. Mitts	Mr. Constantino	Mr. Kavanaugh	Dr. Laffer	Mr. Sprong	Dr. Swain	Ms. Wood
Executive Leadership	X	X	X	X	X	X	X	X

Real Estate/REIT Experience	X	X	X	X	X	X		X

Business Operations	X	X	X	X	X	X		X

Strategic Development/Planning	X	X	X	X	X	X	X	X

Corporate Governance	X	X	X	X	X	X		X

Financial and Accounting	X	X	X	X	X	X		X

Risk Management	X	X	X	X	X	X		X

Capital Markets/Financial Services	X	X	X	X	X	X		X

Technology, Information Security and Innovation	X		X	X	X	X		X

Cybersecurity	X		X	X	X	X		X

Environmental Issues, including Climate Change	X			X	X	X		X

Social Issues, including Diversity and Inclusion	X		X	X	X	X		X

Human Capital	X		X	X	X	X		X

	Mr. Dondero	Mr. Mitts	Mr. Constantino	Mr. Kavanaugh	Dr. Laffer	Mr. Sprong	Dr. Swain	Ms. Wood
Independent

Independent			X	X	X		X	X

Diversity

Gender	M	M	M	M	M	M	F	F

Racially or Ethnically Diverse†	W	W	W	W	W	W	B	W

Age Range

59 and under		X				X

60-64	X			X

65-69							X	X

70 and older			X		X

Tenure on Board

0-5 years	X	X	X	X	X	X	X	X

6-10 years

 †

B= Black/ African American

W= White

The composition of our Board also reflects our commitment to diversity. We believe that multiple and varied points of view facilitate more balanced, wide-ranging discussion in the boardroom, and contribute to a more effective decision-making process.

Director Candidate Recommendations by Stockholders

The nominating and corporate governance committee will review and evaluate any director nominations submitted by stockholders, including reviewing the qualifications of, and making recommendations to the Board regarding, director nominations submitted by stockholders. See “Communications with the Board of Directors” below for additional information on how to submit a director nomination to the Board.

Communications with the Board of Directors

Any stockholder or other interested party who wishes to communicate directly with the Board or any of its members may do so by writing to: Board of Directors, c/o VineBrook Homes Trust, Inc., 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attn: Corporate Secretary. The mailing envelope should clearly indicate whether the communication is intended for the Board as a group, the non-management directors or a specific director.

Stockholder Nominations

On February 22, 2023, the Company adopted an amendment and restatement of its bylaws which, among other things, enhanced disclosure and procedural requirements in connection with stockholder nominations of directors, including by (i) requiring any stockholder submitting a director nomination notice to represent as to whether such stockholder intends to solicit proxies in support of director nominees other than the Board’s nominees in accordance with Rule 14a-19 under the Exchange Act, (ii) requiring such nominating stockholder to provide sufficient evidence, at the Company’s request, that certain requirements of Rule 14a-19 under the Exchange Act have been satisfied, (iii) providing that the Company will disregard proxies or votes solicited for such stockholder’s nominees if such stockholder fails to comply with the requirements of Rule 14a-19 and (iv) incorporating other technical changes in light of the universal proxy rules adopted by the SEC.

EXECUTIVE OFFICERS & SIGNIFICANT EMPLOYEES

The following sets forth information regarding the executive officers of the Company as of April 7, 2023:

Name	Age	Position(s)
Executive Officers
Brian Mitts	52	Director, President, Chief Financial Officer, Assistant Secretary and Treasurer
Dana Sprong	44	Director, Senior Vice President of Acquisitions & Dispositions and member of Investment Committee
Matt McGraner	39	Executive Vice President, Chief Investment Officer, Secretary and member of Investment Committee
Ryan McGarry	37	Senior Vice President of Asset Management and member of Investment Committee

Significant Employees
Paul Richards	34	Vice President of Asset Management and Financing
David Willmore	38	Chief Accounting Officer for NexPoint
Tom Chapline	32	Vice President of Finance
Graham Strong	51	Chief Financial Officer of the Manager

Information regarding Mr. Mitts and Mr. Sprong is included above under “Proposal 1-Election of Directors.”

Matt McGraner has served as our Executive VP, Chief Investment Officer and Secretary and as a member of the Investment Committee of our OP since February 2019. From October 2018 to February 2019, Mr. McGraner served as our Chief Executive Officer, President and Secretary. Mr. McGraner co-founded NREA as well as NXRT, NREF and other real estate businesses with Mr. Mitts and Mr. Dondero. Mr. McGraner has also served as the Executive VP and Chief Investment Officer of NXRT since March 2015 and has served as the Executive VP and Chief Investment Officer of NREF since February 2020 and as a member of the board of directors and President of NSP since November 2020. From September 2014 to March 2015, Mr. McGraner served as NXRT’s Secretary. Mr. McGraner has also served as Chief Investment Officer of NHT since December 2018 and as a Managing Director at NexPoint since 2016. Mr. McGraner also has served as Executive VP, Chief Investment Officer and Secretary of NXDT since July 2022 and as Chief Investment Officer and Secretary of NexPoint Homes since June 2022. With over ten years of real estate, private equity and legal experience, his primary responsibilities are to lead the operations of the real estate platform at NexPoint, as well as source and execute investments, manage risk and develop potential business opportunities, including fundraising, private investments and joint ventures. Mr. McGraner is also a licensed attorney and was formerly an associate at Jones Day from 2011 to 2013, with a practice primarily focused on private equity, real estate and mergers and acquisitions. While at Jones Day, Mr. McGraner led the acquisition and financing of over $200 million of real estate investments and advised on $16.3 billion of M&A and private equity transactions. Since 2013 through April 7, 2023, Mr. McGraner has led the acquisition and financing of over $18.4 billion of real estate investments.

Ryan McGarry has served as our Senior Vice President of Asset Management since the formation event in 2018. He also serves as the Chief Operating Officer of our Manager. He served as the Chief Operating Officer of the legacy entities throughout our history. Mr. McGarry leads business development, strategy, and the operations groups managing the confluence of people, process, and technology to deliver durable and consistent results across geographically dispersed assets. Mr. McGarry joined our predecessor in 2010 and has focused on enhancing analytical capabilities to drive efficiency and scale. Today, he maintains responsibility for the property management, property operations, construction management, information technology and human resources groups, providing direction with a focus on the net operating income (“NOI”) margin enhancement. His focus is on driving efficiency and transparency via task-based management solutions and a robust, metric-based reporting infrastructure. Prior to joining our predecessor, Mr. McGarry worked at a national investment consulting firm, focused on investment policy direction and manager evaluation and selection. Mr. McGarry is a CFA Charterholder and a CAIA Charterholder. Mr. McGarry also serves as a member of the Investment Committee.

Paul Richards has served as our Vice President of Asset Management and Financing since 2018. Mr. Richards has also served as Vice President of Asset Management of NHT since March 2019 and as VP of Originations and Investments of NREF since February 2020. His primary responsibilities are to research and conduct due diligence on new investment ideas, perform valuation and benchmark analysis, monitor and manage investments in the existing real estate portfolio, and provide industry support for NexPoint’s real estate team. Mr. Richards has served as a director for NREA since 2019 and joined in 2017. From 2016 to 2017, Mr. Richards served as a Product Strategy Associate at NexPoint Asset Management, L.P. (“NexPoint Asset Management”), formerly known as Highland Capital Management Fund Advisors, L.P., where he was responsible for evaluating and optimizing the registered product lineup. Previously, Mr. Richards was also employed with Deloitte & Touche LLP’s state and local tax practice where he served as a tax consultant specializing in state strategic tax reviews, voluntary disclosure agreements, state tax exposure research, and overall state tax compliance.

David Willmore, has served as the Chief Accounting Officer for NexPoint since 2021. Mr. Willmore has also served as the VP of Finance for NREF and NXRT since February 2020. Mr. Willmore has also served as Senior Manager at NXRT since March 2019 and Senior Vice President of Accounting and Finance of NexPoint Homes since June 2022. He was previously Senior Manager at NXRT from April 2019 to February 2020 and a Senior Manager at a former NexPoint affiliate from February 2017 to March 2019. With over ten years of accounting, auditing, and financial reporting experience, his primary responsibilities are to implement the financial and operational strategies of NexPoint’s public and private REITs and registered investment funds as well as ensure timely and accurate accounting and reporting. Before joining in October 2011, Mr. Willmore began his career at Deloitte & Touche LLP as an auditor in the Audit and Enterprise Risk Services Group.

Tom Chapline, has served as the Vice President of Finance of our Company since February 2023 and as a Senior Fund Analyst at NexPoint since 2017. With seven years of financial reporting experience, Mr. Chapline’s responsibilities include managing our consolidated financial reporting, accounting and operations. Mr. Chapline also manages the financial reporting, accounting and operations of private REITs on the NexPoint platform. Prior to joining NexPoint in 2017, Mr. Chapline was a Senior Associate at KPMG. Over his three years at KPMG, Mr. Chapline was responsible for leading teams on hedge fund and private equity audit engagements. Mr. Chapline received his MS and BBA in Accounting from Southern Methodist University and is a licensed Certified Public Accountant in the state of Texas.

Graham Strong, has served as our Manager’s Chief Financial Officer since 2018 and is responsible for administrative, financial and risk management functions including, but not limited to, the development of financial and operational strategies, metrics tied to strategy, and the ongoing development and monitoring of control systems designed to facilitate growth, preserve company assets and report accurate and timely financial results. Prior to joining our Manager, Mr. Strong served for several years on the management team of one of the largest independent, middle market equipment and technology lessors in North America. Within that organization, Mr. Strong was charged with the management of the corporate treasury, accounting and tax functions. Prior to Mr. Strong’s stint within the equipment and technology leasing industry, he served as Vice President of Finance for a large, regional originator of residential mortgages. Mr. Strong received his Master of Business Administration with a Concentration in Finance from the Williams College of Business at Xavier University. Additionally, he received his Bachelor of Business Administration, Major in Accounting, from the Carl H. Lindner College of Business at the University of Cincinnati. He is a Certified Public Accountant (CPA) and a Chartered Global Management Accountant (CGMA).

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders.

Based solely on a review of copies of Forms 3, 4 and 5 filed with the SEC, we believe that during the fiscal year ended December 31, 2022, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were completed in a timely manner, except that Mr. Mitts had one late form 4 filing in which one transaction was reported late and each of Mr. McGarry and Mr. Sprong had one late form 4 filing in which eight transactions were reported late.

EXECUTIVE COMPENSATION

Overview of Executive Compensation Program

We are externally managed by our Adviser pursuant to the Advisory Agreement. In addition, our properties are managed by our Manager pursuant to the management agreements between the Manager and subsidiaries of our OP (the “Management Agreements”) and the amended and restated side letter, dated July 31, 2020, among our Manager, our OP and other parties thereto (as amended from time to time, the “Side Letter”). Because our officers are employed by either our Adviser or our Manager, our officers have not received, any cash compensation from us for their services as our officers and we do not expect our officers to receive cash compensation from us for their services as our officers so long as our officers are employed by our Adviser or our Manager. The Company does not reimburse and does not plan to reimburse our Adviser for salary or benefits paid to the Company’s named executive officers. Instead, we pay our Adviser the fees described under “Certain Relationships and Related Transactions, and Director Independence—Transactions with related Persons—Advisory Agreement” and our Manager the fees described below under “Certain Relationships and Related Party Transactions-Management Agreements and Side Letter.” For the year ended December 31, 2022, we paid approximately $16.1 million and $14.7 million in fees to our Adviser and our Manager, respectively.

Executive Compensation in 2022

As described above, during the year ended December 31, 2022, our executive officers were employed by our Adviser or our Manager. During 2022, we did not have agreements with any of our executive officers regarding their cash compensation, nor do we or our Compensation Committee make any decisions regarding their cash compensation, employee benefits, or other types of compensation paid to our executive officers by our Adviser, the Manager or their affiliates, as applicable. For the year ended December 31, 2022, our Compensation Committee only reviewed and approved the equity-based awards to be paid or made by us to our named executive officers. As such, we did not provide any of our named executive officers with any cash compensation, pension benefits or nonqualified deferred compensation plans during the year ended December 31, 2022.

Summary Compensation Table

The following table sets forth the compensation paid to or accrued by those named executive officers during the fiscal year presented. During the fiscal year ended December 31, 2022, Mr. Sprong and Mr. McGarry were employed by the Manager and did not receive any compensation for their services as a director and officer or officer, respectively, so our only named executive officers are Mr. Mitts and Mr. McGraner.

NAME AND PRINCIPAL POSITION	YEAR	STOCK AWARDS (1)	TOTAL
Brian Mitts	2022	$1,359,997	$1,359,997
Director, President, Chief Financial Officer, Assistant Secretary and Treasurer	2021	$700,014	$700,014
Matt McGraner	2022	$3,000,006	$3,000,006
Executive Vice President, Chief Investment Officer, Secretary and member of Investment Committee	2021	$2,288,985	$2,288,985

(1)

The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of restricted stock units or profit interest units, calculated in accordance with ASC Topic 718. Pursuant to SEC rules, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 9 and Note 10 to our consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for information regarding the assumptions made in determining these values.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information regarding outstanding equity awards held by our named executive officers as of December 31, 2022.

	STOCK AWARDS
	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS THAT HAVE NOT VESTED ($)(1)
Brian Mitts	59,650(2)	$ 3,760,328
Matt McGraner	159,296(3)	$10,042,028

(1)	Market value is based on the NAV of our common stock as of December 31, 2022 ($63.04).

(2)

Consists of restricted stock units granted on December 10, 2019, May 11, 2020, February 15, 2021 and February 17, 2022. With respect to the restricted stock units granted on December 10, 2019, as of December 31, 2022, there were 3,501 restricted stock units not vested, which will vest on December 10, 2023. With respect to the restricted stock units granted on May 11, 2020, as of December 31, 2022, there were 14,276 restricted stock units not vested, which will vest one-sixth on May 11, 2023, one-sixth on May 11, 2024 and two-thirds on the date of the successful completion of an initial public offering of our common stock. With respect to the restricted common stock granted on February 15, 2021, as of December 31, 2022, there were 16,754 restricted stock units not vested, which vested one-seventh on February 15, 2023 and will vest one-seventh on February 15, 2024, one-seventh on February 15, 2025 and four-sevenths on the date of the successful completion of an initial public offering of our common stock. With respect to the restricted common stock granted on February 17, 2022, as of December 31, 2022, there were 25,120 restricted stock units not vested, which vested one-eighth on February 17, 2023 and will vest one-eighth on February 17, 2024, one-eighth on February 17, 2025, one-eighth on February 17, 2026 and one-half on the date of the successful completion of an initial public offering of our common stock.

(3)

Consists of restricted stock units granted on December 10, 2019, May 11, 2020, February 15, 2021 and February 17, 2022. With respect to the restricted stock units granted on December 10, 2019, as of December 31, 2022, there were 5,666 restricted stock units not vested, which will vest on December 10, 2023. With respect to the restricted stock units granted on May 11, 2020, as of December 31, 2022, there were 43,436 restricted stock units not vested, which will vest one-sixth on May 11, 2023, one-sixth on May 11, 2024 and two-thirds on the date of the successful completion of an initial public offering of our common stock. With respect to the restricted common stock granted on February 15, 2021, as of December 31, 2022, there were 54,783 restricted stock units not vested, which vested one-seventh on February 15, 2023 and will vest one-seventh on February 15, 2024, one-seventh on February 15, 2025 and four-sevenths on the date of the successful completion of an initial public offering of our common stock. With respect to the restricted common stock granted on February 17, 2022, as of December 31, 2022, there were 55,412 restricted stock units not vested, which vested one-eighth on February 17, 2023 and will vest one-eighth on February 17, 2024, one-eighth on February 17, 2025, one-eighth on February 17, 2026 and one-half on the date of the successful completion of an initial public offering of our common stock.

Pension Benefits

We do not provide any of our officers with pension benefits.

Nonqualified Deferred Compensation

We do not provide any of our officers with any nonqualified deferred compensation plans.

Potential Payments Upon Termination of Employment or Change in Control

In the event any officer’s employment with our Adviser is terminated involuntarily by the Adviser for reasons other than for cause, by the officer for good reason, or otherwise due to such officer’s death, disability or retirement, all outstanding restricted stock units granted that have not previously vested or been forfeited, will vest. If a change in control occurs and the award is not assumed or converted into a replacement award in a manner described in the award agreement, all outstanding restricted stock awards held by our officers that have not previously vested or been forfeited, will vest. See “⸺Outstanding Equity Awards at Fiscal Year-End” above for the market value of outstanding restricted stock units as of December 31, 2022 that would have vested if any of the events described above occurred on December 31, 2022.

In the event any officer’s employment with the Manager is terminated involuntarily by the Manager for reasons other than for cause or otherwise due to such officer’s death, disability or retirement, all outstanding profits interest units granted that have not previously vested or been forfeited, will vest. If a change in control occurs and the officer’s employment with the Manager is terminated involuntarily by the Manager for reasons other than for cause or otherwise due to such officer’s death, disability or retirement, all outstanding profits interest awards held by our officers that have not previously vested or been forfeited, will vest.

In general, except as may be otherwise prescribed by the Compensation Committee in any award agreement, the 2018 LTIP provides that a change of control will be deemed to have occurred if: (a) a person or group becomes the beneficial owner of 50.1% or more of the then-outstanding shares of our common stock or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors, subject to certain exceptions (an “Ownership Change”), (b) we close a reorganization, merger, consolidation, significant sale or purchase of assets or other similar transaction resulting in a substantial change in our ownership or leadership, in each case which causes either (i) the persons or groups who are the beneficial owners of 50.1% or more of the then-outstanding shares of our common stock or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors to cease to be such beneficial owners of the entity resulting from such transaction, in substantially the same proportions of ownership as immediately prior to such transaction, or (ii) a person or group to become the beneficial owner of 50.1% or more of the outstanding shares of common stock or the combined voting power of the outstanding securities entitled to vote generally in the election of directors of the entity resulting from such transaction, subject to certain exceptions, in each case as further described in the LTIP, or (c) our stockholders approve our complete liquidation or dissolution. Each of the applicable award agreements for restricted stock units provide that an Ownership Change will only be deemed to have occurred if a person or group becomes the beneficial owner of 75% or more of the then-outstanding shares of our common stock or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors, subject to certain exceptions, and that a change of control will also be deemed to have occurred if the Adviser is terminated. Each of the applicable award agreements for profits interest units provide that an Ownership Change will only be deemed to have occurred if a person or group becomes the beneficial owner of 75% or more of the then-outstanding shares of our common stock or the combined voting power of our then-outstanding securities entitled

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information as of the end of our most recently completed fiscal year with respect to compensation plans (including any individual compensation arrangements, of which there are none) under which our equity securities are authorized for issuance, aggregated as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities issuable upon exercise of outstanding options, warrants and rights)
Equity compensation plans approved by securityholders
2018 LTIP	918,428 shares of the Company’s common stock (1)	N/A	995,717 shares of the Company’s common stock
Equity compensation plans not approved by security holders
None	-	N/A	-
Total	918,428 shares of the Company’s common stock	N/A	995,717 shares of the Company’s common stock

(1)	Represents 488,326 restricted stock units and 430,102 profit interest units issued under our 2018 LTIP.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions that occurred on or were in effect after January 1, 2021 to which we have been a party in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any of our executive officers, directors or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest.

Transactions with Related Persons

Advisory Agreement

Our Adviser acts as our adviser under the Advisory Agreement. Pursuant to the Advisory Agreement, we pay our Adviser, on a monthly basis in arrears, an advisory fee at an annualized rate of 0.75% of our gross asset value. Gross asset value means the value of our total assets as determined in accordance with generally accepted accounting principles (“GAAP”) on an unconsolidated basis plus our pro rata share of leverage at our OP. Our Adviser manages our operations and its responsibilities include, among other duties, recommending distributions and related amounts to our Board, preparing our quarterly consolidated unaudited financial statements and annual consolidated financial statements prepared under GAAP, managing our annual audit, developing and maintaining appropriate internal accounting controls, maintaining our REIT status, calculating our NAV, processing purchases and redemptions of shares of our common stock, reporting to investors, preparing our tax filings, raising capital for us, procuring debt financing and other responsibilities customary for an external advisor to an SFR REIT.

Additionally, we are required to pay directly or reimburse our Adviser for all of the documented “operating expenses” (all out-of-pocket expenses of our Adviser in performing services for us, including but not limited to the expenses incurred by our Adviser in connection with any provision by our Adviser of legal, accounting, financial and due diligence services performed by our Adviser that outside professionals or outside consultants would otherwise perform, compensation expenses under our LTIP and our pro rata share of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Adviser required for our operations) and “offering expenses” (any and all expenses (other than underwriters’ discounts) paid or to be paid by us in connection with an offering of our securities, including, without limitation, our legal, accounting, printing, mailing and filing fees and other documented offering expenses) paid or incurred by our Adviser or its affiliates in connection with the services it provides to us pursuant to the Advisory Agreement.

Reimbursement of operating expenses plus the advisory fees paid to our Adviser, may not exceed 1.5% of our average total gross asset value for any calendar year or portion thereof, provided, however, that this limitation will not apply to legal, accounting, financial, due diligence and other service fees incurred in connection with extraordinary litigation, an initial public offering of our equity securities, an internalization, mergers and acquisitions and other events outside our ordinary course of business or any out-of-pocket acquisition or due diligence expenses incurred in connection with the acquisition or disposition of real estate assets. Average total gross asset value means the average of the total assets of the Company and our OP, as determined in accordance with GAAP on a consolidated basis, at the end of each month (or partial month) (1) for which any fee under the Advisory Agreement is calculated or (2) during the year for which any expense reimbursement under the Advisory Agreement is calculated

For the years ended December 31, 2022, 2021 and 2020, the Company incurred advisory fees of approximately $16.1 million, $8.3 million and $3.3 million, respectively, which is included in advisory fees on the consolidated statements of operations and comprehensive income (loss).

The Advisory Agreement may be terminated with 180 days’ notice prior to the expiration of the then-current term, without cause, by either us or our Adviser. In addition, we may terminate the Advisory Agreement 30 days after the delivery of written notice to our Adviser stating that a Cause Event (as defined in the Advisory Agreement) has occurred. Our Adviser may terminate the Advisory Agreement (1) 30 days after written notice has been delivered to us if we default in the performance or observance of any material term, condition or covenant contained in the Advisory Agreement and such default has continued for a period of 30 days after receipt of written notice by us of such default or (2) by giving written notice to us in the event that any of our Adviser’s designees are not elected or appointed to our Board pursuant to the terms of the Advisory Agreement. The Advisory Agreement automatically terminates upon an internalization. If the Advisory Agreement is terminated other than as a result of a Cause Event or an internalization, our Adviser will be entitled to a termination fee (the “Adviser Termination Fee”) in the amount of three times the annual advisory fee earned by our Adviser for the trailing 12-month period prior to the termination. In instances where the Advisory Agreement is terminated as a result of a Cause Event or internalization, no Adviser Termination Fee is owed.

If we and our Adviser agree to internalize our Adviser, we will purchase all of the outstanding partnership interests of our Adviser and pay our Adviser the internalization fee in stock of the Company. The internalization fee equals three times the sum of the annual advisory fee for the trailing 12-month period as of the month end immediately preceding the date we and our Adviser agree to the internalization; provided, however, the fee shall be capped at 2.5% of the combined equity value of the Company and the OP on a consolidated basis at the time of the internalization.

Under the Advisory Agreement, we are also required to indemnify our Adviser and pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to certain of our Adviser’s acts or omissions.

Management Agreements and Side Letter

Pursuant to the Management Agreements, our Manager is generally the sole and exclusive manager for our properties (subject to the terms of the Management Agreements). Our Manager is responsible for the day-to-day management of the properties, leasing the properties, managing tenant situations, collecting rents, paying operating expenses, managing maintenance issues, accounting for each property using GAAP, and other responsibilities customary for the management of SFR properties. In addition, subject to the limitations set forth in the limited partnership agreement of the OP (as amended from time to time, the “OP LPA”) and oversight from the Investment Committee, our Manager is primarily responsible for the identification of potential SFR properties and the acquisition and disposition of SFR properties.

Monthly in arrears, our Manager is entitled to (i) an acquisition fee equal to 1.0% of the gross purchase price paid for any new property acquired during the month, (ii) a construction fee monthly in arrears that shall not exceed the greater of 10% of construction costs or $1,000, whichever is higher, in connection with the repair, renovation, improvement or development of any newly acquired property, and (iii) a property management fee monthly in arrears equal to a percentage of collected rental revenues for all properties during the month as follows:

•	8.0% of collected rental revenue up to and including $45 million on an annualized basis;

•	7.0% of the incremental collected rental revenue above $45 million but below and including $65 million on an annualized basis;

•	6.0% of the incremental collected rental revenue above $65 million but below and including $85 million on an annualized basis; and

•	5.0% of the incremental collected rental revenue above $85 million on an annualized basis.

Under the Side Letter, the Manager’s EBITDA (as defined in the Management Agreements) derived from management fees in any fiscal year is capped at the greater of (1) $1.0 million (the “Dollar Cap”) or 0.5% of the combined equity value of the Company and the OP on a consolidated basis per fiscal year (“Equity Cap”). The Dollar Cap or Equity Cap, as applicable, is paid (1) in cash in an amount equal to the tax obligations of the Manager’s equity holders resulting from the aggregate management fees earned in such fiscal year (up to a maximum rate of 25%) and (2) with respect to the remaining portion of the Dollar Cap or Equity Cap, as applicable, in the form of Class C OP Units issued to our Manager at a price per OP Unit equal to the Cash Amount (as defined in the OP LPA) as of the applicable date. The Equity Cap reset each year as of the first business day of the fiscal year.

For the years ended December 31, 2022, 2021 and 2020, we incurred property management fees of approximately $14.7 million, $7.6 million and $4.6 million, respectively.

Pursuant to the Side Letter, the Manager is able to request from the OP from time-to-time an advance on acquisition and construction fees (the “Fee Advances”) to fund the performance of its obligations under the Management Agreements. Each Fee Advance is repaid from future acquisition and construction fees earned by and owed to the Manager. Fee Advances are included in the line item due from Manager on the consolidated balance sheets. As of December 31, 2022 and December 31, 2021, the Company recorded no receivable for Fee Advances.

Pursuant to the Side Letter, in the event the Manager does not have sufficient cash flow from operations to meet its budgeted obligations under the Management Agreements, the Manager is able, from time to time, to request from the Company a temporary loan (the “Backstop Loan”) to satisfy the shortfall. Backstop Loans are interest free, may be prepaid at any time and may not exceed a principal amount that is in the aggregate equal to the lesser of the internalization fee or termination fee under the applicable Management Agreement. Unless otherwise repaid, each Backstop Loan is payable upon termination of the applicable Management Agreement. Backstop Loans are included in the line item due from Manager on the consolidated balance sheets. As of December 31, 2022 and December 31, 2021, the Company recorded a receivable for Backstop Loans made to the manager of approximately $0.7 million and approximately $0.7 million, respectively.

The Internalization

Under the terms of the Side Letter, the Company and the OP have the right and option (but not the obligation) to purchase all of the equity interests of the Manager (the “Internalization”) at a price calculated by a formula specified in the Side Letter (the “Call Right”). The purpose of the Call Right is to provide the Company and the OP with the ability to internally perform the responsibilities and obligations of the Manager under the Management Agreements. On June 28, 2022, the Company sent a notice (the “Call Right Notice”) to the Manager notifying the Manager of its intention to exercise its Call Right and internalize the Manager. As a result of sending the Call Right Notice, the price the Company will pay to acquire the Manager is $20.3 million and was fixed based on May 30, 2022 data. Such price will be paid in a combination of OP Units and/or cash. The Company also expects to make one-time equity grants under the 2018 LTIP to certain employees who the Company hires in connection with hiring employees of the Manager, including Dana Sprong and Ryan McGarry.

On March 9, 2023, the OP entered into a letter agreement (the “Letter Agreement”) with VineBrook Management, LLC, VineBrook Development Corporation, VineBrook Homes Property Management Company, Inc., VineBrook Homes Realty Company, Inc., VineBrook Homes Services Company, Inc. and certain individuals set forth therein (collectively, the “Contributors”) and Dana Sprong, solely in his capacity as the representative of the Contributors, pursuant to which the OP and the Contributors agreed to a form of contribution agreement (the “Contribution Agreement”) to effectuate the acquisition of the Manager pursuant to the Call Right Notice to be entered into as promptly as practicable following the effectiveness of a consent and sixth amendment to the credit agreement by and among the OP, certain subsidiaries of the OP as subsidiary borrowers, KeyBank National Association, a national banking association (in its individual capacity and as administrative agent), and the other lenders party thereto (the “Consent”).

Pursuant to the Letter Agreement, the OP agreed to use reasonable best efforts to obtain the Consent as soon as possible, and the OP and the Contributors agreed to enter into the Contribution Agreement and close the transactions contemplated thereby, including the acquisition of the Manager (the “Closing”), as promptly as practicable following the effectiveness of the Consent and in any event, no later than one business day thereafter. Following the Closing, the Manager will become a wholly owned subsidiary of the OP and our portfolio will be internally managed.

Pursuant to the Letter Agreement, the OP and the Contributors also agreed that March 9, 2023 would be used for purposes of calculating the closing consideration payable to the Contributors.

VineBrook expects to close the Internalization as promptly as possible following effectiveness of the Consent, although there can be no assurance that the transaction will close on this timeline or at all.

Following the Internalization, the Manager’s internalized employees will continue to be responsible for the day-to-day management of the properties, the identification of potential SFR properties and the acquisition and disposition of SFR properties. The Adviser’s duties will not change as a result of the Internalization.

Dealer Manager Fees

On August 28, 2018, we commenced a non-registered continuous private placement of up to 40,000,000 shares of our common stock (the “Private Offering”) pursuant to the safe harbor of Rule 506(b) of Regulation D under Section 4(a)(2) of the Securities Act of 1933, as amended. The Private Offering closed on September 14, 2022. Investors in our Private Offering were charged a dealer manager fee of between 0.50% and 3.00% of gross investor equity by NexPoint Securities, Inc. (the “Dealer Manager”) for sales of shares in the Private Offering, subject to certain breakpoints and various terms of the agreements with the Dealer Manager. The Dealer Manager could re-allow the dealer manager fee, in whole or in part in its sole discretion, to one or more broker-dealers. At the sole discretion of the Dealer Manager, the dealer manager fee could be partially or fully waived. The Dealer Manager is an affiliate of the Adviser.

Organization and Private Offering Expenses

Offering and organizational expenses (“O&O Expenses”) could be incurred in connection with sales in the Private Offering at the discretion of the Company and were borne by investors through a fee of up to 0.50% of gross investor equity for sales through Raymond James & Associates, Inc. and up to 1.00% of gross investor equity for other sales. O&O Expenses were intended to reimburse the Company, Adviser and placement agents for the costs of maintaining the Private Offering and selling costs incurred in raising equity under the Private Offering. Payments for bona fide expenses and reimbursements are O&O Expenses which are recorded as a reduction to equity.

NexBank

The Company, the OP, NexPoint Homes and NexPoint SFR Operating Partnership, L.P. (the “SFR OP”) maintain bank accounts with an affiliate of the Adviser, NexBank N.A. (“NexBank”). NexBank charges no recurring maintenance fees on the accounts.

NexPoint Homes Transactions

On June 8, 2022, the Company, through the OP, entered into a contribution agreement (the “NexPoint Homes Contribution Agreement”) with NexPoint Homes, which is externally advised by an affiliate of our Adviser. In accordance with the NexPoint Homes Contribution Agreement, the OP contributed $50.0 million to NexPoint Homes in exchange for 2,000,000 shares of Class A common stock, par value $0.01 per share of NexPoint Homes (the “NexPoint Homes Class A Shares”). The NexPoint Homes Class A Shares were issued and valued at $25.00 per share. The NexPoint Homes Class A Shares owned by VineBrook are eliminated in consolidation for financial reporting purposes.

Also on June 8, 2022, the Company, through the OP, loaned $50.0 million to NexPoint Homes in exchange for $50.0 million of 7.50% convertible notes of NexPoint Homes (the "NexPoint Homes Convertible Notes"). The NexPoint Homes Convertible Notes bear interest at 7.50%, are interest only during the term of the NexPoint Homes Convertible Note and mature on June 30, 2027. From August 1, 2022 through March 31, 2027, the NexPoint Homes Convertible Notes are convertible into Class A Shares of NexPoint Homes at the election of the OP at the then-current net asset value, subject to certain limitations, including NexPoint Homes' right to prohibit conversion if, among other things, conversion would negatively impact NexPoint Homes’ REIT status. Subsequent to June 8, 2022, NexPoint Homes repaid $20.0 million of the NexPoint Homes Convertible Notes and the balance of the NexPoint Homes Convertible Notes was $30.0 million as of December 31, 2022. The NexPoint Homes Convertible Notes owned by VineBrook are eliminated in consolidation for financial reporting purposes .

In connection with the Company’s consolidated investment in NexPoint Homes, the Company consolidated non-controlling interests in NexPoint Homes that were contributed by affiliates of the Adviser. As of December 31, 2022, these affiliates had contributed approximately $113 million of equity to NexPoint Homes. Additionally, the Company consolidated five SFR OP convertible notes that are loans from affiliates of the Adviser to the SFR OP that bear interest at 7.50% and mature on June 30, 2027 (the “SFR OP Convertible Notes”). As of December 31, 2022, the total principal outstanding on the SFR OP Convertible Notes was approximately $100.1 million which is included in notes payable on the consolidated balance sheets.

The Company consolidates an approximately $4.8 million loan from the SFR OP to the NexPoint Homes Manager (defined below) (the “HomeSource Note”). The HomeSource Note bears interest at daily SOFR plus 2.00% and matures on February 1, 2027. In connection with the HomeSource Note, the SFR OP received a 9.99% non-voting interest in the HomeSource Operations LLC (the “HomeSource Investment”). The HomeSource Note and the HomeSource Investment are included in prepaid and other assets on the consolidated balance sheet.

On June 8, 2022, NexPoint Homes entered into an advisory agreement (the “NexPoint Homes Advisory Agreement”) with NexPoint Real Estate Advisors XI, LP (the “NexPoint Homes Adviser”), an affiliate of the Adviser. Under the terms of the NexPoint Homes Advisory Agreement, the NexPoint Homes Adviser manages the day-to-day affairs of NexPoint Homes for a fee equal to 0.75% of the consolidated enterprise value of NexPoint Homes. No fees were collected by the NexPoint Homes Adviser in connection with the NexPoint Homes Advisory Agreement during the year ended December 31, 2022 as the NexPoint Homes Adviser waived fees through December 31, 2022.

The NexPoint Homes portfolio is generally managed by HomeSource Operations, LLC, a Delaware limited liability company (the “NexPoint Homes Manager”), pursuant to the terms of a management agreement, dated June 8, 2022 (the “NexPoint Homes Management Agreement”), among the NexPoint Homes Manager and the SFR OP. The NexPoint Homes Manager is responsible for the day-to-day management of the NexPoint Homes portfolio, paying operating expenses, managing maintenance issues, accounting for each property using GAAP, overseeing third-party property managers and other responsibilities customary for the management of SFR properties. The NexPoint Homes Manager is entitled to an acquisition fee, a construction fee and an asset management fee. The acquisition fee is paid at closing of homes and the construction fee and asset management fee are paid monthly in arrears. Approximately 15.7 million in fees were earned by the NexPoint Homes Manager in connection with the NexPoint Homes Management Agreement during the year ended December 31, 2022.

Related Party Transaction Policy

The Board has adopted a written Related Party Transaction Policy for the review, approval or ratification of any related person transaction. This policy provides that all related party transactions must be reviewed and approved by the disinterested members of the audit committee. The term “related party transaction” refers to any transaction, arrangement or relationship (including charitable contributions and including any series of similar transactions, arrangements or relationships) with the Company in which any Related Party (as defined below) has a direct or indirect material interest, other than: (a) transactions available to employees generally; (b) transactions involving less than $50,000 when aggregated with all related or similar transactions, except if receipt of any amount would result in a director no longer being considered independent under NYSE rules or would disqualify a director from serving as a member of a committee of the Board; (c) transactions involving compensation or indemnification of executive officers and directors duly authorized by the Board or an authorized Board committee; (d) transactions involving reimbursement for routine expenses in accordance with Company policy; and (e) purchases of any products on terms generally available to third parties.

For the purposes of our Related Party Transaction Policy, “Related Parties” include:

• directors (and nominees for director) and executive officers of the Company;

• immediate family members of such directors and executive officers;

• a stockholder owning in excess of five percent of the Company’s voting securities or an immediate family member of such a stockholder; or

• an entity which is owned or controlled by any of the above persons.

Conflicts of Interest

The following briefly summarizes the material potential and actual conflicts of interest which may arise from the overall investment activity of our Adviser and its clients and affiliates, but is not intended to be an exhaustive list of all such conflicts. The scope of the activities of the affiliates of our Adviser and the funds and clients advised by affiliates of our Adviser may give rise to conflicts of interest or other restrictions and/or limitations imposed on us in the future that cannot be foreseen or mitigated at this time.

Advisor Conflicts of Interest

Under our Advisory Agreement, our Adviser is entitled to an annual advisory fee at an annualized rate of 0.75% of our gross asset value, as well as reimbursement for all out-of-pocket expenses of our Adviser in performing services for us, subject to an expense cap. The advisory fee is structured in a manner intended to provide incentives to our Adviser to perform in our best interest and in the best interest of our stockholders. In that regard, our Adviser could be motivated to recommend riskier or more speculative investments that would entitle our Adviser to a higher fee. For example, because advisory fees payable to our Adviser are based on gross asset value of the Company, our Adviser may have incentive to acquire a large number of new properties in order to increase its fees. However, because affiliates of the Adviser own, and may continue to own in the future, other properties outside the Portfolio, it is possible that conflicts of allocation of services and costs may arise. Externally managed REITs may also have conflicts of interest with their advisors that are not common with self-managed REITs.

Other Accounts and Relationships

As part of their regular business, our Adviser, its affiliates and their respective officers, directors, trustees, stockholders, members, partners and employees and their respective funds and investment accounts (collectively, the “Related Parties”) hold, purchase, sell, trade or take other related actions both for their respective accounts and for the accounts of their respective clients, on a principal or agency basis, subject to applicable law with respect to loans, securities and other investments and financial instruments of all types. The Related Parties also provide investment advisory services, among other services, and engage in private equity, real estate and capital markets-oriented investment activities. The Related Parties are not restricted in their performance of any such services or in the types of debt, equity, real estate or other investments which they may make. The Related Parties may have economic interests in or other relationships with respect to investments made by us. In particular, the Related Parties may make and/or hold an investment, including investments in securities, that may compete with, be pari passu, senior or junior in ranking to an, investment, including investments in securities, made and/or held by us or in which partners, security holders, members, officers, directors, agents or employees of such Related Parties serve on boards of directors or otherwise have ongoing relationships. Each of such ownership and other relationships may result in restrictions on transactions by us and otherwise create conflicts of interest for us. In such instances, the Related Parties may in their discretion make investment recommendations and decisions that may be the same as or different from those made with respect to our investments. In connection with any such activities described above, the Related Parties may hold, purchase, sell, trade or take other related actions in securities or investments of a type that may be suitable for us. The Related Parties are not required to offer such securities or investments to us or provide notice of such activities to us. In addition, in managing our business, our Adviser may take into account its relationship or the relationships of its affiliates with obligors and their respective affiliates, which may create conflicts of interest. Furthermore, in connection with actions taken in the ordinary course of business of our Adviser in accordance with its fiduciary duties to its other clients, our Adviser may take, or be required to take, actions which adversely affect our interests.

The Related Parties have invested and may continue to invest in investments that would also be appropriate for us. Such investments may be different from those made on our behalf. Neither our Adviser nor any Related Party is necessarily prohibited from making or maintaining such investments, even if they are not favorable to us, subject to their fiduciary duties and disclosure obligations, and subject to our Adviser’s allocation policy set forth below. The investment policies, fee arrangements and other circumstances applicable to such other parties may vary from those applicable to us. Our Adviser and/or any Related Party may also have ongoing relationships with, render services to or engage in transactions with other clients, including: NREF, NHT, NXRT, NXDT, NexPoint Homes, NSP, REITs that are wholly owned subsidiaries of registered investment companies advised by our Adviser and its affiliates; and other REITs, who make investments of a similar nature to ours, Delaware Statutory Trusts and with companies whose securities or properties are acquired by us. In connection with the foregoing activities our Adviser and/or any Related Party may from time to time come into possession of material nonpublic information that limits the ability of our Adviser to effect a transaction for us, and our investments may be constrained as a consequence of our Adviser’s inability to use such information for advisory purposes or otherwise to effect transactions that otherwise may have been initiated on behalf of its clients, including us. In addition, officers or affiliates of our Adviser and/or Related Parties may possess information relating to our joint ventures that is not known to the individuals at our Adviser responsible for monitoring our joint ventures and performing the other obligations under the Advisory Agreement. Further, the Related Parties currently provide services to and may in the future provide services to other REITs or funds that compete with us for similar investments.

The Related Parties currently provide services to NREF, NHT, NXRT, NXDT, NexPoint Homes, NSP and REITs that are wholly owned subsidiaries of registered investment companies advised by our Adviser and its affiliates, Delaware Statutory Trusts, and may in the future provide services to other REITs, funds or other entities that compete with us for similar investments.

Although the professional staff of our Adviser will devote as much time to our business and investments as our Adviser deems appropriate to perform its duties in accordance with the Advisory Agreement and in accordance with reasonable commercial standards, the staff may have conflicts in allocating its time and services among us and any Related Parties’ other accounts.

The directors, officers, employees and agents of the Related Parties, and our Adviser may, subject to applicable law, serve as directors (whether supervisory or managing), officers, employees, partners, agents, nominees or signatories, and receive arm’s length fees in connection with such service, for us or any Related Party, or for any of our investments or any affiliate thereof, and neither we nor our stockholders have the right to any such fees.

The Related Parties serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as us, or of other investment funds managed by our Adviser or its affiliates. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in our best interest. We may compete with other entities managed by our Adviser and its affiliates for capital and investment opportunities.

There is no limitation or restriction on our Adviser or any of its Related Parties with regard to acting as investment manager (or in a similar role) to other parties or persons. This and other future activities of our Adviser and/or its Related Parties may give rise to additional conflicts of interest. Such conflicts may be related to obligations that our Adviser or its affiliates have to other clients.

Subject to prior approval of our Board, certain Related Parties, including NexBank and NexPoint Securities, Inc. among others, may provide banking, dealer manager, agency, insurance and other services to us and our operating affiliates for customary fees, and neither we, nor our subsidiaries will have a right to any such fees.

Allocation Policy

If a potential investment is appropriate for either us or another entity managed by our Adviser or its affiliates, such as HFRO, which as of December 31, 2022 has approximately $1.1 billion of assets under management, NXDT, which as of December 31, 2022 has approximately $1.2 billion of assets under management, NexPoint Real Estate Strategies Fund, which as of December 31, 2022 has approximately $40.2 million of assets under management, NexPoint Capital, Inc., which as of December 31, 2022 has approximately $54.8 million of assets under management, GAF, which as of December 31, 2022 has approximately $267.8 million of assets under management, NREF, which as of December 31, 2022 has an enterprise value of approximately $1.7 billion, NXRT, which as of December 31, 2022 has an enterprise value of approximately $2.8 billion, NexPoint Homes, which as of December 31, 2022 has an enterprise value of approximately $775.7 million and NHT, which as of December 31, 2022 has an enterprise value of approximately $305.5 million, our Adviser and its affiliates, including their respective personnel, have an allocation policy that provides that opportunities will be allocated among those accounts for which participation in their respective opportunity is considered most appropriate, taking into account the following objective factors.

First, the allocation policy looks to the investment objectives of the REITs managed by our Adviser and its affiliates. For example, our targeted investments differ from the targeted investments of NXRT, which generally are direct ownership of well-located middle-income multifamily properties with value-add potential. We believe that most investment opportunities will be more appropriate for us, NXRT or other entities based on the differences in our primary investment objectives. We expect we will remain the primary vehicle in which investments are made in workforce SFR assets. Our Adviser is not required to offer to us any opportunities that do not meet our investment objectives and criteria. Personnel of our Adviser and its affiliates may invest in any such investment opportunities not required to be presented to us. VineBrook investment opportunities generally consist of older homes that require extensive renovation through the Company’s rehabilitation program. NexPoint Homes investment opportunities generally consist of newer homes that require less rehabilitation compared to the VineBrook Portfolio.

To the extent the opportunity is consistent with the investment objectives of more than one REIT managed by our Adviser and its affiliates, the allocation policy then looks to other factors, such as:

●	which REIT has available cash (including availability under lines of credit) to acquire the investment;
●	whether there are any positive or negative income tax effects on any of the REITs relating to the purchase;
●	whether the investment opportunity creates geographic, asset class or tenant concentration / diversification concerns for any of the REITs;
●	how the investment size, potential leverage, transaction structure and anticipated cash flows affect each REIT, including earnings and distribution coverage; and
●

whether one or more of the REITs has an existing relationship with the tenant(s), operator, facility or system associated with the investment, or a significant geographic presence that would make the investment strategically more important.

Our Adviser will allocate investment opportunities across the entities for which such opportunities are appropriate, consistent with its internal conflict of interest and allocation policies. Our Adviser will seek to allocate investment opportunities among such entities in a manner that is fair and equitable over time and consistent with its allocation policy. However, there is no assurance that such investment opportunities will be allocated to us fairly or equitably in the short-term or over time, and there can be no assurance that we will be able to participate in all such investment opportunities that are suitable for us.

Cross Transactions and Principal Transactions

As further described below, our Adviser may affect client cross-transactions where our Adviser causes a transaction to be affected between us and another client advised by our Adviser or any of its affiliates. Our Adviser may engage in a client cross-transaction involving us any time that our Adviser believes such transaction to be fair to us and the other client of our Adviser or its affiliates in accordance with our Adviser’s internal written cross-transaction policies and procedures.

As further described below, our Adviser may affect principal transactions where we may make and/or hold an investment, including an investment in securities, in which our Adviser and/or its affiliates have a debt, equity or participation interest, in each case in accordance with applicable law and with our Adviser’s internal written policies and procedures for principal transactions, which may include our Adviser obtaining our consent and approval prior to engaging in any such principal transaction between us and our Adviser or its affiliates.

Our Adviser may direct us to acquire or dispose of investments in cross trades between us and other clients of our Adviser or its affiliates in accordance with applicable legal and regulatory requirements. In addition, we may make and/or hold an investment, including an investment in securities, in which our Adviser and/or its affiliates have a debt, equity or participation interest, and the holding and sale of such investments by us may enhance the profitability of our Adviser’s own investments in such companies. Moreover, we, along with our principals and persons or entities controlling, controlled by or under common control with the Adviser, may invest in assets originated by, or enter into loans, borrowings and/or financings with our Adviser or its affiliates, including but not limited to NexBank and NexPoint Securities, Inc., including in primary and secondary transactions with respect to which our Adviser or a Related Party may receive customary fees from the applicable issuer, and neither we nor our subsidiaries have the right to any such fees. In each such case, our Adviser and principals and persons or entities controlling, controlled by or under common control with the Adviser may have a potentially conflicting division of loyalties and responsibilities regarding us and the other parties to such investment. Under certain circumstances, our Adviser and its affiliates may determine that it is appropriate to avoid such conflicts by selling an investment at a fair value that has been calculated pursuant to our Adviser’s valuation procedures to another fund managed or advised by our Adviser or principals and persons or entities controlling, controlled by or under common control with the Adviser. In addition, our Adviser may enter into agency cross-transactions where it or any of its affiliates acts as broker for us and for the other party to the transaction, to the extent permitted under applicable law. Our Adviser may obtain our written consent as provided herein if any such transaction requires the consent of our Board.

Participation in Creditor Committees, Underwriting and Other Activities

Our Adviser and/or its Related Parties may participate in creditors or other committees with respect to the bankruptcy, restructuring or workout or foreclosure of our investments. In such circumstances, our Adviser may take positions on behalf of itself or Related Parties that are adverse to our interests.

Our Adviser and/or its Related Parties may act as an underwriter, arranger or placement agent, or otherwise participate in the origination, structuring, negotiation, syndication or offering of investments purchased by us. Such transactions are on an arm’s-length basis and may be subject to arm’s-length fees. There is no expectation for preferential access to transactions involving investments that are underwritten, originated, arranged or placed by our Adviser and/or its Related Parties and neither we nor our stockholders have the right to any such fees.

Material Non-Public Information

There are generally no ethical screens or information barriers among our Adviser and certain of its affiliates of the type that many firms implement to separate persons who make investment decisions from others who might possess material, non-public information that could influence such decisions. If our Adviser, any of its personnel or its affiliates were to receive material non-public information about an investment or issuer, or have an interest in causing us to acquire a particular investment, our Adviser may be prevented from causing us to purchase or sell such asset due to internal restrictions imposed on our Adviser. Notwithstanding the maintenance of certain internal controls relating to the management of material non-public information, it is possible that such controls could fail and result in our Adviser, or one of its investment professionals, buying or selling an asset while, at least constructively, in possession of material non-public information. Inadvertent trading on material non-public information could have adverse effects on our Adviser’s reputation, result in the imposition of regulatory or financial sanctions, and as a consequence, negatively impact our Adviser’s ability to perform its investment management services to us. In addition, while our Adviser and certain of its affiliates currently operate without information barriers on an integrated basis, such entities could be required by certain regulations, or decide that it is advisable, to establish information barriers. In such event, our Adviser’s ability to operate as an integrated platform could also be impaired, which would limit our Adviser’s access to personnel of its affiliates and potentially impair its ability to manage our investments.

Other Benefits to Our Adviser

Our 2018 LTIP provides, and, if approved, our 2023 LTIP will provide, us with the ability to grant awards to directors and officers of, and certain consultants to, us, our Adviser and its respective affiliates and other entities that provide services to us. The management team of our Adviser or our Manager may receive awards under the LTIP and will benefit from the compensation provided by these awards.

In addition to the compensation provided to our Adviser by the Advisory Agreement and any long-term incentive plan, our Adviser may also receive reputational benefits from our future growth through capital-raising transactions and acquisitions. The reputational benefit to our Adviser from our future growth could assist our Adviser and its affiliates in pursuing other real estate investments. These investments could be made through other entities managed by our Adviser or its affiliates, and there can be no assurance that we will be able to participate in all such investment opportunities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The following table shows, as of March 28, 2023, the amount of our common stock owned by any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock. Beneficial ownership and percentage of beneficial ownership is based on 24,659, 727 shares of our common stock outstanding as of March 28, 2023. Other than described herein, as of March 28, 2023, there are no persons who are known by us to be the beneficial owners of more than 5% of the outstanding common units of the OP (“OP Units”), 6.50% Series A Cumulative Redeemable Preferred Stock (the ‘Series A Preferred Stock) or Series A cumulative redeemable preferred units of the OP.

	Common Stock Beneficially Owned
Name of Beneficial Owners	Number	Percent of Class
5% Stockholders
APC-VB Homes, LLC c/o Berkeley Capital Partners 3500 Parkway Lane, Suite 430 Norcross, GA 30092-2832	1,951,520	7.91%

The following table shows, as of March 28, 2023, the amount of common stock, OP Units and Series A Preferred Stock beneficially owned by (1) our directors, (2) our named executive officers and (3) all of our directors and executive officers as a group. As of March 28, 2023, none of the foregoing beneficially own any of our Series A cumulative redeemable preferred units of the OP. The address for each beneficial owner is c/o VineBrook Homes Trust, Inc., 300 Crescent Court, Suite 700, Dallas, Texas 75201 unless otherwise provided.

Beneficial ownership and percentage of beneficial ownership is based on 24,659,727 shares of our common stock, 23,582,814 OP Units and 5,000,000 shares of our Series A Preferred Stock outstanding as of March 28, 2023. Shares of common stock or OP Units that a person has the right to acquire within 60 days of March 28, 2023 upon the vesting of restricted stock units or profits interest units are deemed to be outstanding and beneficially owned by the person for the purpose of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting power and investment power with respect to all shares of common stock reflected as beneficially owned, subject to applicable community property laws.

	Common Stock Beneficially Owned			OP Units Beneficially Owned			Series A Preferred Stock Beneficially Owned
Name of Beneficial Owners	Number		Percent of Class	Number		Percent of Class	Number	Percent of Class
Directors and Executive Officers
James Dondero (1)	62,618	(2)	*	2,922,867		12.4%	—	—
Brian Mitts	34,037	(3)	*	—		—	—	—
Dana Sprong	—		—	639,184	(4)	2.7%	—	—
Matt McGraner	44,152	(2)	*	—		—	—	—
Edward Constantino	15,934		*	2,233	(5)	*	—	—
Scott Kavanaugh	26,224		*	2,233	(5)	*	—	—
Arthur Laffer	48,206	(6)	*	2,233	(5)	*	—	—
Catherine Wood	2,515		*	—		—	—	—
Carol Swain	—		—	—		—	—	—
All Directors and Executive Officers as a group (10 persons)	233,686		*	3,851,575	(7)	16.33%	—	—

*	Reports less than 1%

(1)	Mr. Dondero, NexPoint and NexPoint Asset Management have sole voting power, shared voting power, sole dispositive power and shared dispositive power as follows:

Name of Reporting Person	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
James D. Dondero	55,379	2,922,867	55,379	2,922,867
NexPoint Advisors, L.P.	—	2,781,139	—	2,781,139
NexPoint Asset Management, L.P.	—	141,728	—	141,728

(2)	Includes 7,239 shares of common stock issuable upon vesting of restricted stock units within 60 days of March 28, 2023.

(3)	Includes 2,379 shares of common stock issuable upon vesting of restricted stock units within 60 days of March 28, 2023.

(4)

Includes71,397 vested profits interest units. Includes 25,292 profits interest units that will vest within 60 days of March 28, 2023. Each profits interest unit can be converted into one OP Unit in the OP following vesting; provided the book-up target (as defined in the OP LPA) for the profits interest units equals zero. The reporting person has shared voting power and dispositive power with respect to 356,359 OP Units that are held by limited liability companies. The reporting person disclaims beneficial ownership of such OP Units, except to the extent of his pecuniary interest therein.

(5)

Represents 2,233 vested profits interest units. Each profits interest unit can be converted into one OP Unit in the OP following vesting; provided the book-up target (as defined in the OP LPA) for the profits interest units equals zero.

(6)

Includes 48,206 shares of common stock held indirectly through a limited liability company which Dr. Laffer controls. Dr. Laffer disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(7)	Includes 149,493 vested profits interest units. Also includes 50,584 profits interest units that will vest within 60 days of March 28, 2023. Each profits interest unit can be converted into one OP Unit in the OP following vesting; provided the book-up target (as defined in the OP LPA) for the profits interest units equals zero. Dana Sprong and Ryan McGarry have shared voting and dispositive power with respect to 32,479 OP Units held by a limited liability company and both reporting persons disclaim beneficial ownership of such OP Units, except to the extent of their respective pecuniary interests therein.

AUDIT COMMITTEE REPORT

The audit committee reviewed and discussed with both the Company’s management and independent registered public accounting firm, Ernst & Young LLP, the audited financial statements of the Company for the year ended December 31, 2022 prior to their issuance. These reviews included discussion with the independent registered public accounting firm of the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (the “SEC”). The audit committee also discussed with its independent registered public accounting firm its independence and received the written disclosures and letter from its independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence.

Based on all of these reviews and discussions, all of the audit committee members, whose names are listed below, recommended to the board of directors of the Company that it approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

Members of the Audit Committee

Edward Constantino (Chair)	Scott Kavanaugh	Arthur Laffer	Catherine Wood	Carol Swain

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

In order to be included in the Company’s proxy materials for the 2024 annual meeting of stockholders, a stockholder proposal must be received in writing by the Company at 300 Crescent Court, Suite 700, Dallas, Texas 75201 by January 4, 2024, and otherwise comply with all requirements of the SEC for stockholder proposals.

In addition, the Company’s bylaws provide that any stockholder who desires to make a director nomination or a proposal of other business at an annual meeting without including the nomination or proposal in the Company’s proxy materials must give timely written notice of the proposal to the Company’s Secretary. To be timely, the notice must be delivered to the above address not less than 120 nor more than 150 calendar days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. In the event the annual meeting is advanced or delayed by 30 calendar days of the date of the anniversary of the preceding year’s annual meeting, the notice must be received not earlier than 150 calendar days prior to the date of the annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th calendar day prior to such annual meeting and the tenth calendar day following the day on which public announcement of the date of the annual meeting is first made. To be timely, a notice must be received no earlier than December 5, 2023 and no later than January 4, 2024. The notice must also describe the stockholder proposal in reasonable detail and provide certain other information required by the Company’s bylaws. A copy of the Company’s bylaws is available upon request from the Company’s Secretary.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 15, 2024 and comply with the disclosure and procedural requirements in connection with stockholder nominations of directors in our bylaws.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one set of proxy materials will be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly upon written or oral request a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of the proxy materials was delivered. Requests for additional copies of the proxy materials, and requests that in the future separate proxy materials be sent to stockholders who share an address, should be directed by writing to Investor Relations at c/o VineBrook Homes Trust, Inc., 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attn: Investor Relations or by calling (214) 276-6300. In addition, stockholders who share a single address but receive multiple copies of the proxy materials may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

OTHER MATTERS

The Board does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is intended that the enclosed proxy will be voted in the discretion of the persons voting the proxy.

By Order of the Board of Directors, Brian Mitts President, Chief Financial Officer, Treasurer and Assistant Secretary

Dallas, Texas

April 26, 2023

APPENDIX A: 2023 LONG TERM INCENTIVE PLAN

VineBrook Homes Trust, Inc.

2023 LONG TERM INCENTIVE PLAN

1. Purpose. The purpose of this 2023 Long Term Incentive Plan is to enable the Company and its Affiliates and Subsidiaries to attract and retain directors, officers and other key employees and advisors and to provide to such persons incentives and rewards for performance.

2. Definitions. As used in this Plan:

(a)     “Adviser” means NexPoint Real Estate Advisors V, L.P., or any subsequent external adviser to the Company hired to perform similar services.

(b)     “Affiliate” means any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company as determined by the Committee or the Board, as applicable, in its discretion. For purposes of this Plan, “Affiliate” includes the Adviser and the OP.

(c)     “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.

(d)     “Award Agreement” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under the Plan. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(e)     “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(f)     “Board” means the Board of Directors of the Company.

(g)     “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.

(h)     “Change in Control” has the meaning set forth in Section 13 of this Plan.

(i)     “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(j)     “Committee” means the Compensation Committee of the Board or any other committee of the Board designated by the Board to administer the Plan pursuant to Section 11 of this Plan consisting solely of no fewer than two “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and, to the extent of any delegation by the Committee to a subcommittee pursuant to Section 11 of this Plan, such subcommittee.

(k)     “Company” means VineBrook Homes Trust, Inc., a Maryland corporation.

(l)     “Date of Grant” means the date specified by the Committee on which an award under this Plan will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(m)     “Director” means a member of the Board.

(n)     “Effective Date” means the date this Plan is approved by the Stockholders of the Company.

(o)     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(p)     “Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

(q)     “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units, Profits Interest Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the Subsidiaries, Affiliates, divisions, departments, regions, functions or other organizational units within the Company or its Subsidiaries. The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. The Committee may grant awards subject to Management Objectives which may be based on one or more, or a combination, of metrics chosen by the Committee (including relative or growth achievement regarding such metrics), including without limitation any of the following:

(i)    Profits (e.g., operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings, economic profit – these profitability metrics could be measured before certain specified special items and/or subject to GAAP definition);

(ii)    Cash Flow (e.g., EBITDA, free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

(iii)    Returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and equity; total stockholder return; stock price appreciation);

(iv)    Profit Margins (e.g., profits divided by revenues, gross margins and material margins divided by revenues);

(v)    Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio); and

(vi)    REIT Operating Metrics (e.g., core earnings, cash available for distributions, adjusted cash available for distributions, funds from operations, net operating income, book value per share).

(r)     “Market Value per Share” means, as of any particular date, the closing price of a Share as reported for that date on the New York Stock Exchange or, if the Shares are not then listed on the New York Stock Exchange, on any other national securities exchange on which the Shares are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Shares, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the Award Agreement and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(s)     “OP” means VineBrook Homes Operating Partnership, L.P., a Delaware limited partnership.

(t)     “OP Interests” means limited partnership interests in the OP that may be exchanged or redeemed for Shares on a one-for-one basis, or any profits interest in the OP that may be exchanged or converted into such limited partnership interests.

(u)     “Optionee” means the optionee named in an Award Agreement evidencing an outstanding Option Right.

(v)     “Option Price” means the purchase price payable on exercise of an Option Right.

(w)     “Option Right” means the right to purchase Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

(x)     “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) an officer or other key employee of the Company or any Affiliate or Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, (ii) a person who provides services to the Company or any Affiliate or Subsidiary that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of an “employee”), or (iii) a non-employee Director.

(y)     “Partnership Agreement” means the Third Amended and Restated Limited Partnership Agreement of the OP, as amended from time to time.

(z)     “Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.

(aa)   “Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 8 of this Plan.

(bb)   “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(cc)   “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the Exchange Act as used in Section 13(d)(3) or 14(d)(2) of the Exchange Act.

(dd)   “Plan” means this VineBrook Homes Trust, Inc. 2023 Long Term Incentive Plan.

(ee)   “Profits Interest Units” means, to the extent authorized by the Partnership Agreement, a unit of the OP that is granted pursuant to Section 9 of this Plan and is intended to constitute a “profits interest” within the meaning of the Code.

(ff)   “Restricted Stock” means Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(gg)   “Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive Shares, cash or a combination thereof at the end of a specified period.

(hh)   “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(ii)    “Stockholder” means an individual or entity that owns one or more Shares.

(jj)    “Shares” means the shares of Class A Common Stock, par value $0.01 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.

(kk)  “Spread” means the excess of the Market Value per Share on the date when an Option Right or Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Appreciation Right, respectively.

(ll)    “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation (as defined in Treasury Regulation §1.421-1(i)) in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined Voting Power represented by all classes of stock issued by such corporation.

(mm) “Voting Power” means at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company, or members of the board of directors or similar body in the case of another entity.

3. Shares Available Under the Plan.

(a)	Maximum Shares Available Under Plan.

(i)    Subject to adjustment as provided in Section 12 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of Shares available under the Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) Profits Interest Units, (F) awards contemplated by Section 10 of this Plan, or (G) dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate, initially 1,000,000 Shares, which amount will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1st of the year following the Effective Date in an amount equal to 10% of the total number of OP Interests outstanding on December 31st of the preceding calendar year (such amount of Shares, the “Share Reserve”). Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of OP Interests than would otherwise occur pursuant to the preceding sentence. Such shares will be shares of original issuance.

(ii)    The aggregate number of Shares available for issuance or transfer under Section 3(a)(i) of this Plan will be reduced by one Share for every one Share subject to an award granted under this Plan.

(b)	Share Counting Rules.

(i)    If any award granted under this Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), the Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, or cash settlement, again be available under Section 3(a)(i) above.

(ii)    Subject to Section 12 hereof, each Profits Interest Unit issued pursuant to an Award Agreement shall count as one Share for purposes of calculating the aggregate number of Shares available for issuance under this Plan as set forth in Section 3(a)(i) above.

(iii)    Notwithstanding anything to the contrary contained herein: (A) Shares withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right will not be added back to the aggregate number of Shares available under Section 3(a)(i) above; (B) Shares withheld by the Company or otherwise used to satisfy a tax withholding obligation will not be added (or added back, as applicable) to the aggregate number of Shares available under Section 3(a)(i) above; (C) Shares subject to an Appreciation Right that are not actually issued in connection with its settlement of Shares on exercise thereof will not be added back to the aggregate number of Shares available under Section 3(a)(i) above; and (D) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added back to the aggregate number of Shares available under Section 3(a)(i) above.

(c)     Limit on Incentive Stock Options. Notwithstanding anything in this Section 3 or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 12 of this Plan, the aggregate number of Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed the Share Reserve.

(d)    Individual Participant Limits. Notwithstanding anything in this Section 3 or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 12 of this Plan, no non-employee director will be granted, in any period of one calendar year, awards under the Plan having an aggregate maximum value as of their respective Dates of Grant in excess of $350,000.

(e)    Notwithstanding anything in this Plan to the contrary, up to 5% of the maximum number of Shares available for awards under this Plan as provided for in Section 3(a) of this Plan, as may be adjusted under Section 12 of this Plan, may be used for awards granted under Section 4 through Section 10 of this Plan that do not at the Date of Grant comply with the applicable one-year minimum vesting requirements set forth in such sections of this Plan.

4. Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)    Each grant will specify the number of Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b)    Each grant will specify an Option Price per share, which (except with respect to awards under Section 23 of this Plan) may not be less than the Market Value per Share on the Date of Grant, or, in the case of grants of Incentive Stock Options to Stockholders holding at least 10% of the then-outstanding Shares, shall not be less than 110% of Market Value per share on the Date of Grant.

(c)    Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Shares owned by the Optionee (or other consideration authorized pursuant to Section 4(d) of this Plan) having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, the Company’s withholding of Shares otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement, (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d)    To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Shares to which such exercise relates.

(e)    Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f)    Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable; provided, that, except as otherwise described in this subsection, no grant of Option Rights may become exercisable sooner than after one year. A grant of Option Rights may provide for the earlier exercise of such Option Rights, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (i) within a specified period the Participant’s service is involuntarily terminated for reasons other than for cause or the Participant terminates his or her employment or service for good reason or (ii) such Option Rights are not assumed or converted into replacement awards in a manner described in the Award Agreement.

(g)    Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h)    Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i)    No Option Right will be exercisable more than 10 years from the Date of Grant; provided, that, in the case of Incentive Stock Options granted to 10% Stockholders, no such Option Right shall be exercisable more than 5 years from the Date of Grant.

(j)    Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(k)    Each grant of Option Rights will be evidenced by an Award Agreement. Each Award Agreement will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

5. Appreciation Rights.

(a)    The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b)    Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)    Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Shares or any combination thereof.

(ii)    Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(iii)    Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)    Each grant may specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Appreciation Rights or installments thereof will become exercisable; provided, that, except as otherwise described in this subsection, no grant of Appreciation Rights may become exercisable sooner than after one year. A grant of Appreciation Rights may provide for the earlier exercise of such Appreciation Rights, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (A) within a specified period the Participant’s service is involuntarily terminated for reasons other than for cause or the Participant terminates his or her employment or service for good reason or (B) such Appreciation Rights are not assumed or converted into replacement awards in a manner described in the Award Agreement.

(v)    Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vi)    Each grant of Appreciation Rights will be evidenced by an Award Agreement, which Award Agreement will describe such Appreciation Rights, and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(c)    Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(d)    Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 23 of this Plan) may not be less than the Market Value per Share on the Date of Grant;

(e)    Successive grants may be made to the same Participant regardless of whether any Appreciation Rights previously granted to the Participant remain unexercised; and

(f)    No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6. Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)    Each such grant or sale will constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)    Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)    Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant or until achievement of Management Objectives referred to in subparagraph (e) below. If the elimination of restrictions is based only on the passage of time rather than the achievement of Management Objectives, the period of time will be no shorter than one year.

(d)    Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)    Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock; provided, however, that notwithstanding subparagraph (c) above, restrictions relating to Restricted Stock that vest upon the achievement of Management Objectives may not terminate sooner than after one year.

(f)    Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant or sale of Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (i) within a specified period the Participant’s service is involuntarily terminated for reasons other than for cause or the Participant terminates his or her employment or service for good reason or (ii) such Restricted Stock is not assumed or converted into replacement awards in a manner described in the Award Agreement.

(g)    Any such grant or sale of Restricted Stock shall require that any or all dividends or other distributions, whether in cash or additional Shares, paid thereon during the period of such restrictions shall be automatically deferred and paid on a contingent basis based on the Participant’s earning of the Restricted Stock with respect to which such dividends are paid.

(h)    Each grant or sale of Restricted Stock will be evidenced by an Award Agreement and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.

7. Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)    Each such grant or sale will constitute the agreement by the Company to deliver Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify.

(b)    If a grant of Restricted Stock Units specifies that the Restriction Period will terminate only upon the achievement of Management Objectives or that the Restricted Stock Units will be earned based on the achievement of Management Objectives, then, notwithstanding anything to the contrary contained in subparagraph (d) below, the applicable Restriction Period may not be a period of less than one year.

(c)    Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(d)    If the Restriction Period lapses only by the passage of time rather than the achievement of Management Objectives as provided in subparagraph (b) above, each such grant or sale will be subject to a Restriction Period of not less than one year.

(e)    Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant or sale of Restricted Stock Units may provide for the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (i) within a specified period the Participant’s service is involuntarily terminated for reasons other than for cause or the Participant terminates his or her employment or service for good reason or (ii) such Restricted Stock Units are not assumed or converted into replacement awards in a manner described in the Award Agreement.

(f)    During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Shares deliverable upon payment of the Restricted Stock Units and will have no right to vote them or to receive dividends thereon. The Committee may, at or after the Date of Grant, provide for the payment of dividend equivalents or other distributions on Shares underlying the Restricted Stock Units to the holder thereof either in cash or in additional Shares, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Restricted Stock Units with respect to which such dividend equivalents are paid.

(g)    Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Shares or cash, or a combination thereof.

(h)    Each grant or sale of Restricted Stock Units will be evidenced by an Award Agreement and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8. Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)    Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

(b)    The Performance Period with respect to each Cash Incentive Award, Performance Share or Performance Unit will be such period of time (with respect to each Performance Share or Performance Unit not less than one year) as will be determined by the Committee at the time of grant, which may be subject to earlier lapse or other modification, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (i) within a specified period the Participant’s service is involuntarily terminated for reasons other than for cause or the Participant terminates his or her employment or service for good reason or (ii) such Cash Incentive Awards, Performance Shares or Performance Units are not assumed or converted into replacement awards in a manner described in the Award Agreement.

(c)    Each grant of Cash Incentive Awards, Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(d)    Each grant will specify the time and manner of payment of Cash Incentive Awards, Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Shares, in Restricted Stock or Restricted Stock Units or in any combination thereof.

(e)    Any grant of Cash Incentive Awards, Performance Shares or Performance Units may specify that the amount payable or the number of Shares, shares of Restricted Stock or Restricted Stock Units with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.

(f)    No award under Section 8 of this Plan shall be entitled to dividends. The Committee may, at the Date of Grant of Performance Shares (but not any other award under this Section 8), provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Shares, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid.

(g)    Each grant of Cash Incentive Awards, Performance Shares or Performance Units will be evidenced by an Award Agreement and will contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

9. Profits Interest Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Profits Interest Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)    Each grant will specify the number of Profits Interest Units to which it pertains, subject to the limitations set forth in Section 3 of this Plan.

(b)    Profits Interest Units may only be issued to a Participant for the performance of services to or for the benefit of the OP (i) in the Participant’s capacity as a partner of the OP, (ii) in anticipation of the Participant becoming a partner of the OP (to the extent not already a partner), or (iii) as otherwise determined by the Committee, provided that the Profits Interest Units are intended to constitute “profits interests” within the meaning of the Code, including, to the extent applicable, Revenue Procedure 93-27, 1993-2 C.B. 343 and Revenue Procedure 2001-43, 2001-2 C.B. 191.

(c)    Any grant of Profits Interest Units may specify Management Objectives that must be achieved as a condition to the vesting of such Profits Interest Units. Upon vesting, such Profits Interest Units shall become nonforfeitable, except for events that constitute cause.

(d)    Each grant will specify the period or periods of continuous employment or service by the Participant with the Company or any Subsidiary that is necessary before the Profits Interest Units or installments thereof will vest; provided no grant of Profits Interest Units may become exercisable sooner than after one year.

(e)    Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant of Profits Interest Units may provide for the earlier vesting of such Profits Interest Units, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (i) within a specified period the Participant’s service is involuntarily terminated for reasons other than for cause or the Participant terminates his or her employment or service for good reason or (ii) such Profits Interest Units are not assumed or converted into replacement awards in a manner described in the Award Agreement.

(f)    Each grant of Profits Interest Units will be evidenced by an Award Agreement. Each Award Agreement will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

(g)    Profits Interest Units granted under this Plan may not provide for any dividends or dividend equivalents thereon; provided, that, Profits Interest Units may be eligible to receive distributions from the OP in accordance with the Partnership Agreement.

10. Other Awards.

(a)    Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may grant to any Participant Shares or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, Affiliates or other business units thereof or any other factors designated by the Committee, awards valued by reference to the book value of the Shares or the value of securities of, or the performance of specified Subsidiaries or Affiliates or other business units of the Company, dividend equivalents and awards that are membership interests in a Subsidiary or OP, and OP Interests. The Committee will determine the terms and conditions of such awards; provided, that, dividend equivalents may only be granted with respect to Restricted Stock Units and Performance Shares. Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 10 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Shares, other awards, notes or other property, as the Committee determines.

(b)    Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10.

(c)    The Committee may grant Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d)    If the earning or vesting of, or elimination of restrictions applicable to, an award granted under this Section 10 (including dividend equivalents) is based only on the passage of time rather than the achievement of Management Objectives, the period of time shall be no shorter than one year. If the earning or vesting of, or elimination of restrictions applicable to, awards granted under this Section 10 (including dividend equivalents) is based on the achievement of Management Objectives, the earning, vesting or restriction period may not terminate sooner than after one year.

(e)    Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant of an award under this Section 10 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (i) within a specified period the Participant’s service is involuntarily terminated for reasons other than for cause or the Participant terminates his or her employment or service for good reason or (ii) such awards are not assumed or converted into replacement awards in a manner described in the Award Agreement.

(f)    No award under Section 10 of this Plan shall be entitled to dividends. The Committee may provide for the payment of dividend equivalents to the holder of an award granted under Section 10 of this Plan either in cash or in additional Shares, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the award with respect to which such dividend equivalents are paid.

11. Administration of this Plan.

(a)    This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b)    The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

(c)    To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% Beneficial Owner (as defined in Section 13(ii) below) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Shares such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

12. Adjustments. The Committee shall make or provide for such adjustments in the numbers of Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Profits Interest Units granted hereunder and, if applicable, in the number of Shares covered by other awards granted pursuant to Section 10 hereof, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in the kind of shares covered thereby, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a)  any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b)  any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, redomestication, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, shall determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the number specified in Section 3(c) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

13. Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Award Agreement made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:

(i) individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a Director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to the election or removal of Directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

(ii) any Person becomes a Beneficial Owner (as such term is defined in the Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of either (A) 35% or more of the then-outstanding shares of common shares of the Company (“Company Common Shares”) or (B) securities of the Company representing 35% or more of the combined Voting Power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Shares or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below);

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Shares and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 35% of, respectively, the then outstanding shares of common stock and the combined Voting Power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries) (the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Shares and the outstanding Company Voting Securities, as the case may be, and (B) no Person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total Voting Power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);

(iv) approval by the Stockholders of the Company of a complete liquidation or dissolution of the Company; or

(v) termination of the Adviser.

14. Detrimental Activity and Recapture Provisions. Any Award Agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a)  during employment or other service with the Company or a Subsidiary, or (b)  within a specified period after termination of such employment or service, shall engage in any detrimental activity. In addition, notwithstanding anything in this Plan to the contrary, any Award Agreement may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Shares may be traded.

15. Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Stockholders.

16. Transferability.

(a) Except as otherwise determined by the Committee, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Profits Interest Unit, Cash Incentive Award, award contemplated by Section 10 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except (i) if it is made by the Participant for no consideration to Immediate Family Members or to a bona fide trust, partnership or other entity controlled by and for the benefit of one or more Immediate Family Members (“Immediate Family Members” mean the Participant’s spouse, children, stepchildren, parents, stepparents, siblings (including half brothers and sisters), in-laws, and other individuals who have a relationship to the Participant arising because of legal adoption; however, no transfer may be made to the extent that transferability would cause Form S-8 or any successor form thereto not to be able to register Shares related to an award) or (ii) by will or the laws of descent and distribution. In no event will any such award granted under the Plan be transferred for value. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b) The Committee may specify at the Date of Grant that part or all of the Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares, Performance Units or Profits Interest Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

17. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Shares, and such Participant fails to make arrangements for the payment of tax, then, unless otherwise determined by the Committee, the Company will withhold Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the Shares required to be delivered to the Participant, Shares having a value equal to the amount required to be withheld or by delivering to the Company other Shares held by such Participant. The Shares used for tax withholding will be valued at an amount equal to the market value of such Shares on the date the benefit is to be included in Participant’s income. In no event will the market value of the Shares to be withheld and delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences and (ii) is permitted by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Shares acquired upon the exercise of Option Rights.

18. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder be exempt from the provisions of Section 409A of the Code (or, to the extent Section 409A of the Code applies, compliant with such section), so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the fifth business day of the seventh month after such separation from service.

(d) Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change of Control (including any installments or stream of payments that are accelerated on account of a Change of Control), a Change of Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change of Control for any other purposes in respect of such award.

(e) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

19. Amendments.

(a)    The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Stockholders in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Shares are traded or quoted, then, such amendment will be subject to Stockholder approval and will not be effective unless and until such approval has been obtained.

(b)    Except in connection with a corporate transaction or event described in Section 12 of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Stockholder approval. This Section 19(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 12 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 19(b) may not be amended without approval by the Stockholders.

(c)    If permitted by Section 409A of the Code, but subject to the paragraph that follows, notwithstanding the Plan’s minimum vesting requirements, and including in the case of termination of employment by reason of death, disability or retirement, or in the case of unforeseeable emergency or other special circumstances or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares, Performance Units or Profits Interest Units which have not been fully earned, or any other awards made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds Shares subject to any transfer restriction imposed pursuant to Section 16(b) of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares, Performance Units or Profits Interest Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d)    Subject to Section 19(b) hereof, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Subject to Section 12 above, no such amendment will materially impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

20. Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Maryland.

21. Effective Date/Termination. This Plan will be effective as of the Effective Date. No grant will be made under this Plan after the tenth anniversary of the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

22. Miscellaneous Provisions.

(a)    The Company will not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)    This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c)    Except with respect to Section 22(e), to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d)    No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)    Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f)    No Participant will have any rights as a stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g)    The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h)    Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Shares under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(i)    If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect.

23. Stock-Based Awards in Substitution for Option Rights or Awards Granted by Other Company. Notwithstanding anything in this Plan to the contrary:

(a)    Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b)    In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by Stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under the Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees, Directors or directors of any Subsidiary prior to such acquisition or merger. Any operation of this Plan in connection with such available shares shall comply with the rules of the applicable national securities exchange on which the Shares are listed.

(c)    Any Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 23(a) or 23(b) above will not reduce the Shares available for issuance or transfer under the Plan or otherwise count against the limits contained in Section 3 of the Plan. In addition, no Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 23(a) or 23(b) above will be added to the aggregate limit contained in Section 3(a)(i) of the Plan.

24. REIT Status. This Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No award shall be granted or awarded, and with respect to any award granted under this Plan, such award shall not vest, be exercisable or be settled: (i) to the extent that the grant, vesting, exercise or settlement could cause the Participant or any other person to be in violation of the share ownership limit or any other limitation on ownership or transfer prescribed by the Company’s charter, or (ii) if, in the discretion of the Committee, the grant, vesting, exercise or settlement of the award could impair the Company’s status as a REIT.

[Remainder Intentionally Left Blank]

The foregoing is hereby acknowledged as being the 2023 Long Term Incentive Plan as adopted by the Board on April 21, 2023, and by the Stockholders on June 13, 2023.

VINEBROOK HOMES TRUST, INC.

By:

Name: Brian Mitts
Title: President, Chief Financial Officer, Assistant
Secretary and Treasurer

PROXY CARD

SIGN, **DATE** AND **VOTE** ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided
2. **ONLINE** at **vote.proxyonline.com** using your proxy control number found below
3. By **IVR** when you dial toll-free (888)-227-9349 to reach an automated touchtone voting line
4. By **PHONE** with a live operator when you call toll-free (888) 869-7406 Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER **12345678910**

VINEBROOK HOMES TRUST, INC.

ANNUAL MEETING OF STOCKHOLDERS – JUNE 13, 2023

This Proxy is solicited by the Board of Directors

The undersigned stockholder of VineBrook Homes Trust, Inc., a Maryland corporation (the "Company"), having received notice of the 2023 Annual Meeting and management's Proxy Statement therefor, the terms of each of which are incorporated by reference, and revoking all prior proxies, hereby appoint(s) Mr. Brian Mitts and Mr. Matt McGraner (with full power of substitution), as proxies of the undersigned to attend the 2023 Annual Meeting of Stockholders of the Company to be held on Tuesday, June 13, 2023 at 10:00 a.m. Central Time, and any postponement or adjournment thereof (the "Annual Meeting"), and to vote and act upon the matters listed on the reverse side in respect to all shares of common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2023 ANNUAL MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free **(888) 869-7406**. **Representatives are available to assist you** Monday through Friday 9 a.m. to 10 p.m. Eastern Time. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement are available at: https://vote.proxyonline.com/vinebrook/docs/vb2023.pdf

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

VINEBROOK HOMES TRUST, INC.

PROXY CARD

<u>YOUR SIGNATURE IS REQUIRED</u> FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Directors. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

____
SIGNATURE (AND TITLE IF APPLICABLE) DATE

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SIGNATURE (IF HELD JOINTLY) DATE

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

PROPOSAL(S):

1. To elect eights directors to serve until the 2024 annual meeting of stockholders.

	FOR	WITHHOLD
1a. James Dondero	○	○
1b. Brian Mitts	○	○
1c. Dana Sprong	○	○
1d. Edward Constantino	○	○
1e. Scott Kavanaugh	○	○
1f. Arthur Laffer	○	○
1g. Carol Swain	○	○
1h. Catherine Wood	○	○

	FOR	AGAINST	ABSTAIN
2. Approval of the VineBrook Homes Trust, Inc. 2023 Long Term Incentive Plan	○	○	○

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments: ____

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THANK YOU FOR VOTING

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]